Exhibit 4.1

UNITEDGLOBALCOM, INC.

Issuer

THE BANK OF NEW YORK

Trustee

Indenture

Dated as of April 6, 2004

1¾% Convertible Senior Notes Due April 15, 2024

INDENTURE, dated as of April 6, 2004, by and between UnitedGlobalCom, Inc., a Delaware corporation, (herein called the “Company”), having its principal office at 4643 South Ulster Street, Suite 1300, Denver, Colorado 80237 and The Bank of New York, a New York banking corporation, as Trustee (herein called the “Trustee”). Each party agrees as follows for the benefit of the other party and for the equal and rateable benefit of the Holders (as defined below) of the Company’s 1¾% Convertible Senior Notes due April 15, 2024 denominated in Euro:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the SEC adopted under the Trust Indenture Act;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with “GAAP” as defined in this Section 1.1;

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause, paragraph or other subdivision;

(e) “or” is not exclusive; and

(f) unless otherwise indicated, references to Articles, Sections, clause, paragraphs or other subdivisions are references to such Articles, Sections, clause, paragraphs or other subdivisions of this Indenture.

“Acceleration Notice” has the meaning specified in Section 5.2.

“Affiliate” of any specified Person means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition and the definition of Change of Control, the term “control” means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to that of control.

“Affiliated Persons” has the meaning specified in Section 13.2 for purposes of the definition of Change of Control.

“Agent Member” means, with respect to any Depositary, any member of, or participant in, such Depositary.

“Applicable Procedures” has the meaning specified in Section 3.13(b)(2).

“beneficial owner” has the meaning specified in Section 13.2 for purposes of the definition of Change of Control.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any committee of the board of directors authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary, Assistant Secretary or other authorized officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day (other than Saturdays and Sundays) on which banking institutions in New York, New York are open for business.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means, with respect to any Corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by the Corporation.

“Cash Settlement” has the meaning specified in Section 12.3.

“Cash Settlement Averaging Period” means the five Trading Day period beginning on the first Trading Day immediately following the Conversion Date.

“Certificated Security” means any certificated Security in fully registered definitive form issued in accordance with the terms of this Indenture.

“Change of Control” has the meaning specified in Section 13.2.

“Change of Control Exercise Notice” has the meaning specified in Section 13.2.

“Change of Control Notice” has the meaning specified in Section 13.2.

“Change of Control Purchase Date” has the meaning specified in Section 13.2.

“Change of Control Purchase Price” has the meaning specified in Section 13.2.

“Class A Common Stock” means the Class A common stock, par value $.01 per share, of the Company, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion or purchase of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Clearing Systems” means Euroclear and Clearstream.

“Clearstream” means Clearstream Banking, sociéte anonyme, or its successors.

“close of business” means the close of business in the city in which the Conversion Agent or Paying Agent, as the case may be, to whom Securities are surrendered for conversion, redemption or purchase by the Company is located.

“Closing Sale Price” means, on any date of determination, the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the Class A Common Stock on such date on the Nasdaq National Market as reported by the Nasdaq National Market, or if the shares are not then quoted on the Nasdaq National Market, on the principal United States securities exchange on which the Class A Common Stock is listed, as reported in composite transactions, or, if the Class A Common Stock is not listed on a United States securities exchange, as reported by the National Quotation Bureau Incorporated or similar organization. In absence of such a quotation, the Company’s determination in good faith of the sale price for the Class A Common Stock on any basis it considers appropriate shall be the “Closing Sale Price.”

“Combined Settlement” has the meaning specified in Section 12.3.

“Common Depositary” means The Bank of New York as common depositary for Euroclear and Clearstream and depositary for the Securities, together with its successors in such capacity.

“Common Stock” of any Person means Capital Stock of the Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Person, to shares of Capital Stock of any other class of the Person.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” means a written request or order signed in the name of the Company by any of the Chief Executive Officer, the President or a Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or other authorized representative of the Company and delivered to the Trustee, Paying Agent or Conversion Agent, as the case may be.

“Consolidated” means, with respect to any Person, the accounts of the Subsidiaries of such Person consolidated with those of such Person in accordance with GAAP.

“Control Person” has the meaning specified in Section 13.2 for purposes of the definition of Change of Control.

“Conversion Agent” means any Person (including the Company acting as Conversion Agent) authorized by the Company to convert any securities on behalf of the Company.

“Conversion Date” has the meaning specified in Section 12.2.

“Conversion Floor” has the meaning specified in Section 12.5(e).

“Conversion Notice” has the meaning specified in Section 12.2.

“Conversion Obligation” has the meaning specified in Section 12.3.

“Conversion Price” has the meaning specified in the Securities, as adjusted from time to time in accordance with Section 12.5.

“Conversion Value” of the Securities means the product of (a) the Closing Sale Price on a given day multiplied by the Currency Rate on such day and (b) the number of shares of Class A Common Stock issuable upon conversion of €1,000 in principal amount of the Securities on such day (which will then equal €1,000 divided by the then applicable Conversion Price).

“Corporate Trust Office” means the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Global Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Corporation” includes corporations, associations, companies, business trusts, limited liability companies, joint stock companies, joint ventures, partnerships, limited liability partnerships or other entities.

“Currency Rate” means, for any day for which it is to be determined, the noon buying rate between the Euro and the U.S. Dollar (in Euro per U.S. Dollar) as quoted by the Federal Reserve Bank of New York. If no such noon buying rate is quoted on a day for which the Currency Rate is to be determined, the Currency Rate on that day shall be the noon buying rate on the first day on which such rate was quoted preceding that day on which the Currency Rate was to be determined.

“Current Market Price,” for purposes of Section 12.5, on any date, means the average of the Closing Sale Prices for 10 consecutive Trading Days commencing immediately preceding the day before the Event Record Date (or, if earlier, the Ex-Dividend Date) with respect to any dividend, distribution, issuance or other transaction or event requiring such computation.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Depositary” means the Common Depositary.

“Distributed Securities” has the meaning specified in Section 12.5.

“Distribution Notice” has the meaning specified in Section 12.1.

“Dollars” or “$” or “U.S. Dollars” means the lawful currency of the United States of America.

“EEA Government Obligation” means direct non-callable obligations of, or non-callable obligations guaranteed by, any member nation of the European Union for the payment of which obligation or guarantee the full faith and credit of the respective nation is pledged; provided that such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area.

“Entity” means a Person, other than a natural person, governmental regulatory entity, or country, state, municipality or political subdivision thereof.

“Equity Interest” of any Person means any shares, interests, participations or other equivalents (however designated) in such Person’s equity, and shall in any event include any Capital Stock issued by, or partnership, participation or membership interests in, such Person.

“Euro” or “€” means the currency adopted by those countries participating in the third stage of European monetary union.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System.

“European Economic Area” means the member nations of the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992, as amended.

“European Union” means the member nations to the third stage of economic and monetary union pursuant to the treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

“Event of Default” has the meaning specified under Section 5.1.

“Event Record Date,” for purposes of Article Twelve, means, with respect to any dividend, distribution, issuance or other transaction or event in which the holders of Class A Common Stock have the right to receive any cash, securities or other property or in which the Class A Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Ex-Dividend Date” means, with respect to any issuance or distribution on shares of Class A Common Stock, the first date upon which a sale of shares of Class A Common Stock does not automatically transfer the right to receive such issuance or distribution from the seller of the shares.

“Exempt Person” has the meaning specified in Section 13.2 for purposes of the definition of Change of Control.

“Expiration Date” has the meaning specified in Section 12.5.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company.

“Federal Bankruptcy Code” means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

“Global Security” means a Regulation S Global Security (or Unrestricted Global Security) or a Restricted Global Security.

“group” has the meaning specified in Section 13.2 for purposes of the definition of Change of Control.

“Holder” means a Person in whose name a Security is registered in the Register.

“Indebtedness” of any Person means, without duplication,

(a) all liabilities and obligations, contingent or otherwise, of any Person, to the extent such liabilities and obligations would appear as a liability upon the Consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

(b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit (other than obligations with respect to letters of credit securing obligations (other than obligations described in (b)(1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon);

(c) all liabilities and obligations of others of the kinds described in the preceding clauses (a) or (b) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person; provided, that in the case of such liabilities and obligations of others that have been secured solely by assets or property of such Person, without any other recourse to such Person or any other assets of such Person, the amount of such Indebtedness shall be limited in amount to the fair market value of the assets or property of such Person securing such liabilities or obligations; and

(d) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties.

The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount shall not be deemed to be an incurrence and (b) the principal amount thereof, excluding any interest thereon, in the case of any other Indebtedness.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Initial Purchaser” means Credit Suisse First Boston LLC.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Issue Date” means the date of first issuance of the Securities hereunder.

“Liberty” has the meaning specified in Section 13.2 for purposes of the definition of Change of Control.

“Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Liquidated Damages Notice” has the meaning specified in Section 10.7.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, exercise of the purchase right or otherwise.

“Merger Notice” has the meaning specified in Section 12.1.

“Nasdaq Market Place Rules” mean Rules 4000 through 7100 adopted by The Nasdaq Stock Market, Inc., as amended.

“Nasdaq National Market” means the Nasdaq National Market operated by The Nasdaq Stock Market, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or its successors.

“Nasdaq Stock Market” means the Nasdaq National Market or The Nasdaq SmallCap Market operated by The Nasdaq Stock Market, Inc., a subsidiary of the National Association of Securities Dealers, Inc., or its successors.

“nonelecting share” has the meaning specified in Section 12.12.

“Obligation” means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company under the terms of the Securities or this Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

“Offering” means the offering of the Securities by the Company.

“Offering Memorandum” means the confidential offering memorandum, dated April 1, 2004, pursuant to which the Securities were offered and sold in the initial Offering.

“Officers’ Certificate” means a certificate signed by any of the Chief Executive Officer, the President or a Vice President, and by any of the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or other authorized representative of the Company and delivered to the Trustee in the form substantially similar to Exhibit F attached hereto, which shall comply with the Indenture, except in the case of an authentication order pursuant to Section 3.3, which need only be signed by one of the above noted Persons.

“Opinion of Counsel” means an opinion of legal counsel in the form substantially similar to Exhibit G attached hereto, who may be counsel to the Company, including an employee of the Company.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture;

(c) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company; and

(d) Securities that have been converted and for which the Company’s Conversion Obligation has been satisfied pursuant to Article Twelve;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which any Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, Securities that are to be acquired by the Company, any other obligor upon the Securities or any Affiliate of the Company or such other obligor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, any other obligor upon the Securities or an Affiliate of the Company or such other obligor until legal title to such Securities passes to such Person. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Partial Cash Amount” has the meaning specified in Section 12.3.

“Participants” means institutions that have accounts with Euroclear or Clearstream or their respective nominees.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest (or Liquidated Damages, if any) on any Securities on behalf of the Company.

“Payment Date” means any date on which a payment of principal, premium, if any, interest (or Liquidated Damages, if any) is due to be paid on any of the Securities.

“Permitted Holders” has the meaning specified in Section 13.2 for purposes of the definition of Change of Control.

“Person” means any Corporation, natural person, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, governmental regulatory entity, country, state, municipality or political subdivision thereof, trust, or other entity.

“person” has the meaning specified in Section 13.2 for purposes of the definition of Change of Control.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same Indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same Indebtedness as the mutilated, lost, destroyed or stolen Security.

“Purchase Agreement” means the Purchase Agreement, dated as of April 1, 2004, between the Company and the Initial Purchaser.

“Purchase Date” has the meaning specified in Section 13.1.

“Purchased Shares” has the meaning specified in Section 12.5.

“Put Price” has the meaning specified in Section 13.1.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.

“Quarter” has the meaning specified in Section 12.1.

“Redemption Date,” when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture and shall include both the percentage of the principal amount of such Security specified in this Indenture and accrued and unpaid interest (and Liquidated Damages, if any) thereon to, but excluding, the Redemption Date.

“Register” and “Registrar” have the respective meanings specified in Section 3.5.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 6, 2004, between the Initial Purchaser and the Company.

“Regular Record Date” for the interest payable on any Interest Payment Date means April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Regulation S Global Security” has the meaning specified in Section 3.3(d).

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice-president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Security” has the meaning specified in Section 3.3.

“Restricted Period” means the period through and including the day one year after the later of the commencement of the Offering and the Issue Date.

“Restricted Securities” means Restricted Global Securities and Regulation S Global Securities.

“Rule 144” means Rule 144 under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Rule 144A” means Rule 144A under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“SEC” means the United States Securities and Exchange Commission, or any successor agency.

“Securities” means, collectively, the “Securities” issued under this Indenture, including the 1¾% Convertible Senior Notes due April 15, 2024, as amended and supplemented from time to time, and “Security” means one of such Securities.

“Securities Act” means the United States Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Settlement Method” has the meaning specified in Section 12.3.

“Share Settlement” has the meaning specified in Section 12.3.

“Share Settlement Averaging Period” has the meaning specified in Section 13.3.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

“Significant Subsidiary” shall have the meaning provided under Rule 1-02 of Regulation S-X under the Securities Act, as in effect on the Issue Date, except that Old UGC, Inc., a Delaware corporation and Subsidiary of the Company, to the extent it would otherwise be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X, shall not, for so long as it remains a debtor and debtor-in-possession under the Federal Bankruptcy Code in the case pending before the United States Bankruptcy Court for the Southern District of New York, Case No. 04-10156 (BRL), be such a “Significant Subsidiary.”

“Stated Maturity,” when used with respect to any Security or any installment of interest on such Securities, means the date specified in the Security as the fixed date on which any principal amount of the Security or the installment of interest is due and payable.

“Subsidiary,” with respect to any Person, means (a) a Corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (b) any other Person (other than a Corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has majority ownership interest, or (c) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) system.

“Trading Day” means a day during which trading in securities generally occurs on the Nasdaq National Market (or, if the Class A Common Stock is not quoted on the Nasdaq National Market, on the principal other market on which the Class A Common Stock is then traded), other than a day on which a material suspension of or limitation on trading is imposed that affects either the Nasdaq National Market (or, if applicable, such other market) in its entirety or only the shares of Class A Common Stock (by reason of movements in price exceeding limits permitted by the relevant market on which the shares are traded or otherwise) or on which the Nasdaq National Market (or, if applicable, such other market) cannot clear the transfer of shares of Class A Common Stock due to an event beyond the Company’s control.

“Trading Price” of the Securities means, on any date of determination, the average of the secondary market bid quotations per €1,000 principal amount of Securities obtained by the Conversion Agent at the request of the Company for €5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided, that if at least three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for €5,000,000 principal amount of the Securities from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will equal (a) the applicable conversion rate of the Securities, which is the number of shares of Class A Common Stock into which €1,000 principal amount of the Securities is convertible on such date of determination, multiplied by (b) the product of (1) the average Closing Sale Price for the five Trading Days ending on such determinate date and (2) the Currency Rate on such determination date.

“Transferee Parent” has the meaning specified in Section 13.2 for purposes of the definition of Liberty.

“Transferred Person” has the meaning specified in Section 13.2 for purposes of the definition of Liberty.

“Trigger Event” has the meaning specified in Section 12.5.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 9.5.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“unissued shares” has the meaning specified in Section 13.2 for purposes of the definition of Change of Control.

“Unrestricted Global Security” has the meaning specified in Section 3.3(d).

“Unrestricted Securities” means an Unrestricted Global Security and all other Securities that are not Restricted Securities.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume Weighted Average Price” of one share of Class A Common Stock on any Trading Day means the volume weighted average price of one share of Class A Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg Page UCOMA <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day (or if such volume weighted average price is not available, the market value of one share of Class A Common Stock on such Trading Day as the Company determines in good faith using a volume weighted method).

“Voting Stock,” “voting stock,” Voting Securities” or “voting securities” means any class or classes of Capital Stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

Section 1.2 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been satisfied and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been satisfied, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificate of public officials.

Section 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon (a) a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous, or (b) certificates of public officials.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated (with proper identification of each matter covered therein) and form one instrument.

Section 1.4 Notices Other Than To Holders. Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

if to the Company:

UnitedGlobalCom, Inc.

4643 South Ulster Street

Suite 1300

Denver, Colorado 80237

Attention: Legal Department

Facsimile: +1 303 770-4207

Telephone: +1 303 770-4001

with a copy to:

Holme, Roberts & Owen LLP

1700 Lincoln Street

Suite 4100

Denver, Colorado 80203

Attention:	W. Dean Salter, Esq.

Paul G. Thompson, Esq.

Facsimile: +1 303 866-0200

Telephone: +1 303 861-7000

if to the Trustee, Paying Agent, Conversion Agent or Registrar:

The Bank of New York

101 Barclay Street, Floor 21 West

New York, New York 10286

Attention:	Global Finance Unit

Facsimile: +1 212 815-5802

Telephone: +1 212 815-5919

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt acknowledged, if delivered by facsimile.

Section 1.5 Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered in person or mailed, first-class postage prepaid, to each Holder (or the first named of joint holders) affected by such event, at the address of such Holder as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. For so long as the Securities are represented by one or more Global Securities, notice shall be given by delivery of the relevant notice in person or by mail as hereinbefore provided to the Trustee, the Common Depositary or the nominee of the Common Depositary, as the case may be, on behalf of the Clearing Systems for communication to holders of beneficial interests in Global Securities in accordance with the rules and procedures of the Clearing Systems and their Participants. Any notice or communication shall also be so mailed or delivered in person to any Person described in TIA Section 313(c), to the extent required by the TIA. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 1.6 Effect of Headings and Table of Contents. The Article, Section, clause and paragraph headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.7 Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.8 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.9 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders any legal or equitable right, remedy or claim under this Indenture.

Section 1.10 Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B), AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Section 1.11 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with any provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.12 Legal Holidays. In any case where any Change of Control Purchase Date, Conversion Date, Interest Payment Date, Purchase Date, Redemption Date, or Stated Maturity or

Maturity of any Security shall not be a Business Day at a place of payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of (or premium, if any) or interest or conversion need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Change of Control Purchase Date or the Conversion Date or Interest Payment Date or Purchase Date or Redemption Date or at the Stated Maturity or Maturity; provided, that no interest shall accrue solely by virtue of such delay for the period from and after such Change of Control Purchase Date, Conversion Date, Interest Payment Date, Purchase Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

Section 1.13 No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, agent, authorized representative, incorporator or stockholder (direct or indirect) of the Company (or any successor Entity), as such, shall have any liability for any Obligations of the Company (or any such successor Entity) under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, solely by reason of his, her or its status as a director, officer, employee, agent, authorized representative, incorporator or stockholder (direct or indirect) of the Company (or any such successor Entity). By accepting a Security, the Trustee on behalf of each Holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Securities.

Section 1.14 Exhibits. All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 1.15 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 1.16 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

ARTICLE II

SECURITY FORMS

Section 2.1 Forms Generally. The Securities and the Trustee’s certificate of authentication shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or system on which the Securities may be listed or eligible for trading or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The Certificated Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner permitted by the rules of any securities exchange or system on which the Securities may be listed or eligible for trading, all as determined by the officers and authorized representatives of the Company executing such Securities, as evidenced by their execution of such Securities.

ARTICLE III

THE SECURITIES

Section 3.1 Title and Terms. The aggregate principal amount of Securities that may be authenticated and delivered for original issue under this Indenture is initially limited to €500,000,000 upon a Company Order without further action by the Company (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.5, 3.6, 9.6, 11.8, 12.2 or 13.9); provided, however, that if the Company sells any Securities pursuant to the 45-day option granted pursuant to the Purchase Agreement, then the Trustee may authenticate and deliver Securities for original issue in an aggregate principal amount of €500,000,000, plus up to €125,000,000 aggregate principal amount upon receipt by the Trustee of a Company Order, except as foresaid.

The Securities shall be known and designated as the “1¾% Convertible Senior Notes due April 15, 2024”. The final Stated Maturity of the Securities shall be April 15, 2024. Interest on the Securities will accrue at a rate of 1¾% per annum from April 6, 2004, or, if interest has already been paid, from the Interest Payment Date on which interest was most recently paid or duly provided for, and will be payable semiannually in arrears on April 15 and October 15 of each year, beginning October 15, 2004, to the Holders of record at the close of business on the immediately preceding Regular Record Date, except that the Company will pay interest payable at April 15, 2024 or on a Change of Control Purchase Date, Purchase Date or Redemption Date to the Person or Persons to whom principal is payable.

Principal of, premium, if any, and interest on the Securities will be payable, and the Securities may be exchanged or transferred, at the office or agency of the Company in The City of New York, which, unless otherwise provided by the Company, will be the offices of the Trustee. Cash payments in respect of the Global Securities shall be made to or upon the written order of the Person entitled thereto pursuant to Section 3.8, in Euro and by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Cash payments in respect of Certified Securities shall be made to or upon the written order of the Person entitled thereto pursuant to Section 3.8, in Euro and by wire transfer of immediately available funds to the accounts specified by the Holders thereof, or, if no such account is specified, by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Register.

The Securities shall be redeemable as provided in Article Eleven.

The Securities shall be convertible as provided in Article Twelve.

The Securities shall be subject to purchase by the Company at the option of the Holder as provided in Article Thirteen.

The Securities will be unsecured, general obligations of the Company, ranking equally in right of payment with each other and with all of the Company’s other existing and future unsubordinated and unsecured Indebtedness and ranking senior in right of payment to all of the Company’s existing and future subordinated Indebtedness.

Section 3.2 Denominations. The Securities (including any Global Security) shall be issuable only in fully registered form, without coupons, and only in denominations of €1,000 or any integral multiple of €1,000 above such amount. The Securities shall not be issuable in bearer form. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Section	3.3 Execution, Authentication, Delivery and Dating.

(a) The Securities shall be executed on behalf of the Company by its Chief Executive Officer, its President, a Vice President, Secretary or an Assistant Secretary of the Company. The signature of any of these officers or directors on the Securities may be manual or facsimile signature of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. In addition, any Security may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of such Security or of the execution of this Indenture any such Person was not such officer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

Each Security shall be dated the date of its authentication. No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

On the Issue Date the Trustee shall authenticate the Securities for original issue in the aggregate principal amount not to exceed €500,000,000 upon Company Order; provided, however, that if the Company sells any Securities pursuant to the 45-day option granted pursuant to the Purchase Agreement, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of €500,000,000, plus up to €125,000,000 aggregate principal amount upon receipt by the Trustee of a Company Order. Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. Upon Company Order the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

(b) The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(c) Restricted Global Securities. The Securities offered and sold in reliance on Rule 144A shall be issued in the form of one or more global securities (the “Restricted Global Security”) in definitive, fully registered form, without interest coupons, with such applicable legends as are provided for in Exhibit A hereto, except as otherwise permitted herein. Each Restricted Global Security shall be registered in the name of the Common Depositary or its nominee and deposited with the Common Depositary, as custodian for the Clearing Systems, duly executed by the Company and authenticated by the Trustee as hereinafter provided for credit to the respective accounts of the Clearing Systems. The aggregate principal amount of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Common Depositary, in connection with a corresponding decrease or increase in the aggregate principal amount of a Regulation S Global Security or an Unrestricted Global Security, as hereinafter provided.

(d) Regulation S Global Securities. The Securities offered and sold in reliance on Regulation S shall be initially issued in the form of one or more global securities in definitive, fully registered form, without interest coupons, with such applicable legends as are provided for in Exhibit A hereto, except as otherwise permitted herein. Until such time as the Restricted Period shall have terminated, such Global Securities shall be referred to herein as the “Regulation S Global Security.” After such time as the Restricted Period shall have terminated, such Regulation S Global Securities shall be referred to herein, as the “Unrestricted Global Securities.” The Regulation S Global Security and Unrestricted Global Security shall be registered in the name of the Common Depositary or its nominee and deposited with the Common Depositary, as custodian for the Clearing Systems, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts of the Clearing Systems. The aggregate principal amount of a Regulation S Global Security or an Unrestricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Common Depositary, as custodian for the Clearing Systems, in connection with a corresponding decrease or increase in the aggregate principal amount of a Restricted Global Security, as hereinafter provided.

(e) In case the Company, pursuant to Article Eight, shall be consolidated with or merged with or into any other Entity or shall sell, lease, convey or transfer all or substantially all of its assets (computed on a Consolidated basis) in accordance with Section 8.1, and the successor Entity formed by such consolidation or into which the Company is merged or to which such sale, lease conveyance or transfer is made, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, lease, conveyance or transfer may, from time to time, at the request of the successor Entity, be exchanged for other Securities executed in the name of the successor Entity with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Entity, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Entity pursuant to this Section 3.3 in exchange or substitution for or upon registration of transfer of any Securities, such successor Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

Section 3.4 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 3.5 Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.2 being herein sometimes referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchange of Securities. The Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as registrar (the “Registrar”) for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.2, the Company shall execute, the Trustee shall authenticate and deliver, and the Registrar shall register, if the requirements, of such transfer are met, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like currency and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and deliver, and the Registrar shall register, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6, 11.8, 12.2, 13.1 or 13.2 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 11.4 and ending at the close of business on the day of such mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to register the transfer of or exchange any Securities in respect of which a Purchase Notice or a Change of Control Election Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture and such Securities (except, in the case of Securities to be purchased in part, the portion thereof not being purchased).

Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities. If (a) any mutilated Security is surrendered to the Trustee or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7 Payment of Interest; Interest Rights Preserved.

(a) Interest (and Liquidated Damages, if any) on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for payment of such interest (and Liquidated Damages, if any).

(b) If the Company shall be required by law to deduct taxes from any sum of interest (and Liquidated Damages, if any) payable hereunder to a Holder, (1) the Company shall make such deductions and shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law and (2) the amount of such deduction shall be treated for purposes hereof as a payment of interest (and Liquidated Damages, if any).

(c) Any interest (and Liquidated Damages, if any) on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) must be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.5, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or system on which the Securities may be listed or eligible for trading, and upon such notice as may be required by such exchange or system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(d) Subject to the foregoing provisions of this Section 3.7, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8 Persons Deemed Owners. The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Register. Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.7) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.9 Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder that the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption, conversion or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.9, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Securities be returned to it.

Section 3.10 Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 3.11 “ISIN” and/or “Common Code” Numbers. The Company in issuing the Securities may use an “ISIN” and/or “Common Code” number (if then generally in use), and if so, the Trustee and the Common Depositary shall use “ISIN” or “Common Code” numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee and the Common Depositary in writing of any change in the “ISIN” or “Common Code” numbers of the Securities.

Section	3.12 Book-Entry Provisions for Global Securities, Certificated Securities.

Except as indicated below in this Section 3.12, the Securities shall be represented only by Global Securities. The Global Securities shall be deposited with a Depositary for such Securities (and shall be registered in the name of such Depositary or its nominee). The Depositary for the Securities shall be The Bank of New York unless the Clearing Systems appoint a successor Depositary (which shall be a Common Depositary of the Clearing Systems).

All payments on a Global Security will be made to the order of the Common Depositary or its nominee, as the case may be, as the registered holder of such Global Security. The Company will be fully discharged by payment to or to the order of such Depositary from any responsibility or liability in respect of each amount so paid. The Common Depositary will instruct the Paying Agent to make payments in respect of the Securities to the Clearing Systems in amounts proportionate to their respective beneficial interests in the principal amount of each Global Security, and the Clearing Systems will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Clearing Systems.

Unless and until it is exchanged in whole or in part for Certificated Securities, a Global Security may not be transferred except as a whole by the relevant Depositary or nominee thereof to another nominee of the Depositary or to a successor of the Depositary or a nominee of such successor.

Owners of beneficial interests in Global Securities shall be entitled or required, as the case may be, but only under the circumstances described in this Section 3.12, to receive physical delivery of Certificated Securities.

Interests in a Global Security shall be exchangeable or transferable, as the case may be, for Certificated Securities if (a) the Clearing Systems notify the Company that they are unwilling or unable to continue as clearing agencies for such Global Security, (b) the Common Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, and a successor Common Depositary is not appointed within 120 days of such notice or (c) an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer. Upon the occurrence of any of the events described in the preceding sentence, the Company shall cause the appropriate Certificated Securities to be delivered to the owners of beneficial interests in the Global Securities or the Participants in Euroclear or Clearstream through which such owners hold their beneficial interest. Certificated Securities shall be exchangeable or transferable for interests in other Certificated Securities as described herein.

Section 3.13 Transfer and Exchange of Securities.

(a) Obligations with Respect to Transfers and Exchanges of Securities. Upon surrender for registration of transfer of any Security to the Registrar, and subject to the other provisions of this Section 3.13, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such series of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, and subject to the other provisions of this Section 3.13, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 3.13, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and subject to the other provisions of this Section 3.13, entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Common Depositary) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the

Company or the Registrar and be duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection with any registration of transfer or exchange of Securities.

(b) Transfer and Exchange of Global Securities. Notwithstanding any provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, transfers and exchanges of interests therein of the kinds described in clauses (2), (3) and (4) below and exchange of interests in Global Securities or of other Securities as described in clause (5) below, shall be made only in accordance with this Section 3.13(b). Transfers and exchanges subject to this Section 3.13 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 3.13.

(1) General. A Global Security may not be transferred, in whole or in part, to any Person other than the Common Depositary or a nominee thereof or a successor Common Depositary or its nominee, and no such transfer to any such other Person may be registered; provided that this clause (1) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security or a transfer permitted under Section 3.13(d)(2). No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this clause (1) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 3.13(b).

(2) Restricted Global Security to Regulation S Global Security. If the Holder of a beneficial interest in a Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Security, such transfer may be effected, subject to the rules and procedures of Clearing Systems (the “Applicable Procedures”), only in accordance with the provisions of this clause (2). Upon receipt by the Registrar of (A) written instructions given in accordance with the Applicable Procedures from Euroclear or Clearstream directing the Registrar to credit or cause to be credited to Euroclear’s or Clearstream’s account a beneficial interest in a Regulation S Global Security in a principal amount equal to that of the beneficial interest in a Restricted Global Security to be so transferred; (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of Euroclear or Clearstream to be credited with, and the account of Euroclear or Clearstream to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C given by the Holder of such beneficial interest, the principal amount of a Restricted Global Security shall be reduced, and the principal amount of a Regulation S Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Registrar and the Registrar shall instruct the Common Depositary or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of Euroclear or

Clearstream a beneficial interest in a Regulation S Global Security having a principal amount equal to the amount so transferred.

(3) Restricted Global Security to Unrestricted Global Security. If the Holder of a beneficial interest in a Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (3). Upon receipt by the Registrar of (A) written instructions given in accordance with the Applicable Procedures from Euroclear or Clearstream directing the Registrar to credit or cause to be credited to Euroclear’s or Clearstream’s account a beneficial interest in an Unrestricted Global Security in a principal amount equal to that of the beneficial interest in a Restricted Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of Euroclear or Clearstream to be credited with, and the account of Euroclear or Clearstream to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit D given by the Holder of such beneficial interest, the principal amount of the Restricted Global Security shall be reduced, and the principal amount of an Unrestricted Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Registrar and the Registrar shall instruct the Common Depositary or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of Euroclear or Clearstream a beneficial interest in a Regulation S Global Security having a principal amount equal to the amount so transferred.

(4) Regulation S Global Security or Unrestricted Global Security to Restricted Global Security. If the Holder of a beneficial interest in a Regulation S Global Security or an Unrestricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this clause (4). Upon receipt by the Registrar of (A) written instructions given in accordance with the Applicable Procedures from Euroclear or Clearstream directing the Registrar to credit or cause to be credited to Euroclear’s or Clearstream’s account a beneficial interest in a Restricted Global Security in a principal amount equal to that of the beneficial interest in a Regulation S Global Security or an Unrestricted Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of Euroclear or Clearstream to be credited with, and the account of Euroclear or Clearstream to be debited for, such beneficial interest and (C) with respect to a transfer of a beneficial interest in a Regulation S Global Security (but not an Unrestricted Global Security) to a Person whom the transferor reasonably believes is a QIB, a certificate in substantially the form set forth in Exhibit E given by the Holder of such beneficial interest, the principal amount of a Restricted Global Security shall be increased, and the principal amount of a Regulation S Global Security or an Unrestricted Global Security shall be reduced, by the principal amount of the beneficial interest in a Restricted Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Registrar and the Registrar shall instruct the Common Depositary or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in a Restricted Global Security having a principal amount equal to the amount so transferred.

(5) Exchanges of Global Security for Non-Global Security. In the event that a Global Security or any portion thereof is exchanged for Securities other than Global Securities, such other Securities may in turn be exchanged (on transfer or otherwise) for Securities that are not Global Securities or for beneficial interests in a Global Security (if any is then Outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (1) through (4) above and (6) below (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Global Security comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

(6) Interest in Global Security to be Held Through Euroclear or Clearstream. Interests in a Global Security may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream; provided, that this clause (6) shall not prohibit any transfer in accordance with Section 3.13(b)(4).

(c) Legends. Each Restricted Security and Global Security issued hereunder shall, upon issuance, bear the legends set forth in Exhibit A hereto that are required to be applied to such a Security and such required legends shall not be removed from such Security except as provided in the next sentence. The legend required for a Restricted Security may be removed from a Security if there is delivered to the Company and the appropriate Registrar such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Company that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver in exchange for such Security another security or securities having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Restricted Security has been removed from a Security as provided above, it shall not be a Restricted Security and no other Security issued in exchange for all or any part of such Security shall bear such legend, unless the Company has reasonable cause to believe that such other security is a “restricted security” within the meaning of Rule 144 and instructs the Trustee in writing to cause a legend to appear thereon.

(d) Global Securities. The provisions of clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities.

(1) General. Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or custodian therefor.

(2) Transfer to Persons other than Common Depositary. Notwithstanding any other provision in this Indenture or the Securities, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Common Depositary or a nominee thereof unless (A) the Clearing Systems notify the Company that they are unwilling or unable to continue as clearing agencies for such Global Security, (B) the Common Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, and a successor Common Depositary is not appointed within 120 days of such notice or (C) an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer. Any Global Security exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by Euroclear or Clearstream. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, that any such Security so issued that is registered in the name of a Person other than the appropriate Depositary or a nominee thereof shall not be a Global Security.

(3) Global Security to Certificated Security. Securities issued in exchange for a Global Security or any portion thereof pursuant to clause (2) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the appropriate Depositary to the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or if the Common Depositary is acting as Depositary for the Clearing Systems, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee, as authenticating agent, or of the Common Depositary. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the appropriate Depositary or an authorized representative thereof.

(4) In the event of the occurrence of any of the events specified in clause (2) above, the Company will promptly make available to the Trustee a supply of Certificated Securities in definitive, fully registered form, without interest coupons, sufficient to meet the Trustee’s requirements hereunder.

(5) No Rights of Agent Members in Global Security. No Agent Member of any Depositary nor any other Persons on whose behalf Agent Members may act (including the Clearing Systems and account holders and Participants therein) shall have any rights under the Indenture with respect to any Global Security, or under any Global Security, and the Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary or such nominee, as the case may be, or impair, the operation of customary practices of the

Depositary, the Clearing Systems and their respective Agent Members governing the exercise of the rights of a Holder of any Security.

Section 3.14 Special Transfer Provisions

(a) General. By its acceptance of any Security bearing legends, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the legends and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.12 or this Section 3.14 for a period of two years, after which time such letters, notices and other written communications shall at the written request of the Company be delivered to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b) Other Transfers. If a Holder proposes to transfer a Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for above, the Registrar shall only register such transfer or exchange if such transferor delivers to the Registrar and the Trustee an opinion of counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided, that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB or a non-U.S. Person.

Section 3.15 Record Date. If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by or pursuant to a Board Resolution of the Company, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be

Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture.

Section 3.16 Binding Effect of Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of conversion, registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either

(1) all Securities theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6 and (B) Securities for whose payment cash has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(2) all such Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee or a Paying Agent as trust cash or, if expressly permitted by the terms hereof, Class A Common Stock or EEA Government Obligations denominated in Euro in trust for the benefit of Holders of Outstanding Securities in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (and Liquidated Damages, if any) to the date of such deposit or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7 and, if cash shall have been deposited with the Trustee pursuant to clause (a) of this Section 4.1, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

Section 4.2 Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.3, all cash deposited with the Trustee or a Paying Agent pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such cash has been deposited with the Trustee or Paying Agent, as the case may be; but such cash need not be segregated from other funds except to the extent required by law.

Section 4.3 Repayment to Company. All cash deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted into Class A Common Stock shall be returned to the Company upon Company Request. After payment to the Company, Holders entitled to cash shall look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 4.4 Reinstatement. If the Trustee or any Paying Agent is unable to apply any cash in accordance with Section 4.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.1 until such time as the Trustee or Paying Agent is permitted to apply all such cash in accordance with Section 4.2; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash held by the Trustee or Paying Agent.

ARTICLE V

REMEDIES

Section 5.1 Events of Default. An “Event of Default,” wherever used herein, means the occurrence and continuation of any of the following events:

(a) the Company’s failure to pay the principal of (or premium, if any, on) any Security when due and payable;

(b) the Company’s failure to pay any interest on any Security when due and payable, if such failure continues for 30 days;

(c) the Company’s failure to perform any other covenant required of the Company in this Indenture, if such failure continues for 60 days after written notice is given to the Company by the Trustee or, to the Company and the Trustee, by Holders of at least 25% in aggregate principal amount of the Outstanding Securities;

(d) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of the Company’s Indebtedness or any Indebtedness of any of the Company’s Significant Subsidiaries (at least 99% of the outstanding voting stock of which is owned, directly or indirectly, by the Company), whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in Indebtedness in an aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of €50 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and (1) the acceleration shall not be rescinded or annulled, (2) such Indebtedness shall not have been paid and (3) the Company or the Significant Subsidiary, as the case may be, shall not have contested such acceleration in good faith by appropriate proceedings and have obtained and thereafter maintained a stay of all consequences that would have a material adverse effect on the Company, in each case within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or, to the Company and the Trustee, by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, a written notice specifying the event of default and requiring it to be remedied and stating that the notice is a “Notice of Default” or other notice as prescribed this Indenture; provided, however, that if after the expiration of such period, such event of default shall be remedied or cured or be waived by the holders of such Indebtedness in any manner authorized by such mortgage, indenture or instrument, then the event of default with respect to the Securities or by reason thereof shall, without further action by the Company, the Trustee or any Holder of the Securities, be deemed cured and not continuing;

(e) the entry by a court having competent jurisdiction of:

(1) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(2) a decree or order adjudging the Company or any Significant Subsidiary to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Significant Subsidiary and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(3) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary or ordering the winding up or liquidation of the affairs of the Company;

(f) the commencement of the Company or any Significant Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company or any Significant Subsidiary to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any Significant Subsidiary or any substantial part of the property of the Company or Significant Subsidiary or the making by the Company or any Significant Subsidiary or an assignment for the benefit of creditors, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default (other than an Event of Default specified in Section 5.1(e) or 5.1(f) with respect to the Company) occurs and is continuing, then and in every such case either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an “Acceleration Notice”), may declare the principal of the Securities and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in Section 5.1(e) or 5.1(f) with respect to the Company occurs and is continuing, then the principal of the Securities and accrued interest (and Liquidated Damages, if any) thereon shall become immediately due and payable without any declaration or other act on the part of the Trustee or the Holders.

(b) Prior to the declaration of acceleration of the Maturity of the Securities, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities may waive on behalf of all the Holders any Default or Event of Default, except a Default or Event of Default in the payment of principal of or interest (and Liquidated Damages, if any) on any Securities not yet cured or a Default or Event of Default with respect to any covenant or provision that cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

(c) At any time after the declaration of acceleration of the Maturity of the Securities and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the

Trustee, may rescind and annul, on behalf of all Holders, any such declaration of acceleration and its consequences if:

(1) the Company has paid or deposited with the Trustee cash sufficient to pay: (A) all overdue interest (and Liquidated Damages, if any) on all Securities; (B) the unpaid principal of (and premium, if any, applicable to) any Securities which has become due other than by reason of such declaration of acceleration, and to the extent such interest is lawful, interest thereon at the rate borne by the Securities; (C) to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Securities; and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

(2) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on, the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

(d) Subject to the provisions of this Indenture relating to the duties of the Trustee in case of an Event of Default, the Trustee shall not be obligated to exercise any of its rights or powers under this Indenture at the request of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to this Indenture, applicable law and the Trustee’ indemnification, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities.

(e) No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) If (1) default is made in the payment of any cash interest on any Security when such interest becomes due and payable and such default continues for a period of 31 days, or (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, then the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company the whole amount then due and payable on such Security and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any cash or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.5 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6 Application of Cash Collected. Any cash collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such cash on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a) To the payment of all amounts due the Trustee under Section 6.7;

(b) To the payment of the amounts then due and unpaid for principal of (and premium, if any) and Liquidated Damages, if any, and interest on the Securities in respect of which or for the benefit of which such cash has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium and Liquidated Damages, if any) and interest, respectively; and

(c) The balance, if any, to the Company.

Section 5.7 Limitation on Suits. No Holder shall have any right to institute any proceeding, judicial or otherwise, under this Indenture or the Securities, or for the appointment of a receiver or a trustee, or for any other remedy hereunder, unless

(a) the Holder has previously given the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request and offered indemnity satisfactory to the Trustee to institute such proceedings as Trustee;

(c) the Trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the Holders of at least a majority in aggregate principal amount of the Outstanding Securities a direction inconsistent with such request within 60 days after such notice, request and offer.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert. Notwithstanding any other provision in this Indenture, except as permitted by Section 9.2, the right of any Holder of a Security to receive payment of the principal of (and premium, if any) and (subject to Section 3.7) interest (and Liquidated Damages, if any) on such Security on the respective Stated Maturities (or, in the case of redemption or repurchase, on the Redemption Date, Change of Control Purchase Date or Purchase Date, as the case may be) and to convert such Security in accordance with Article Twelve and to bring suit for the enforcement of any such payment on or after such respective dates or such conversion, shall not be impaired without the consent of such Holder.

Section 5.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 Control by Holders. The Holders of at least a majority in aggregate principal amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, that

(a) such direction shall not be in conflict with any rule of law or with this Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting unless it has received indemnity reasonably satisfactory to it.

Section 5.13 Waiver of Existing Defaults. The Holders of at least a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive, without notice to the Holders, any existing Default or Event of Default hereunder and its consequences, except

(a) an Event of Default described in Section 5.1(a) or 5.1(b) (the waiver of which is required to be unanimous); or

(b) a Default or Event of Default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected (the waiver of which is required to be unanimous).

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

ARTICLE VI

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they reasonably conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that

(1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 6.1;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of the requisite amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2 Notice of Default. Within 90 days after being notified or becoming aware of the occurrence of any Default hereunder, the Trustee shall transmit, in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to any Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section	6.3 Certain Rights of Trustee. Subject to Section 6.1 and to the provisions of TIA Sections 315(a) through 315(d):

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, receive and conclusively rely upon an Officers’ Certificate and/or an Opinion of Counsel;

(d) the Trustee may consult with counsel and other professional advisers and the advice of such counsel or advisers or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to reasonable examination of the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians, delegates or attorneys and the Trustee shall not be responsible for supervising the actions of such agent, nominee, custodian, delegate or attorney, nor for any misconduct or negligence on the part of any agent, nominee, custodian, delegate or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including without limitation loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(l) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

Section 6.4 Trustee Not Responsible for Issuance of Securities. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.5 May Hold Securities. The Trustee, any Paying Agent, any Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6 Cash Held in Trust. Cash held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any cash received by it hereunder except as otherwise agreed with the Company.

Section	6.7 Compensation and Reimbursement. The Company agrees:

(a) to pay to the Trustee from time to time compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as agreed in writing between the Company and the Trustee;

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s gross negligence or bad faith; and

(c) to indemnify each of the Trustee or any predecessor Trustee and their respective directors, officers, employees and agents for, and to hold them harmless against, any loss, liability or expense (including counsel’s fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) without gross negligence or bad faith on the part of any of them, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself or themselves against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that such loss, damage, claim, liability or expense is due to its own gross negligence or bad faith.

Upon the occurrence of an Event of Default or a potential Event of Default or upon the Trustee being required, or considering it necessary, to undertake duties outside the usual scope of a Trustee, the Trustee will be entitled to charge additional fees as agreed upon in writing with the Company.

The obligations of the Company under this Section 6.7 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(e) or (f), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 6.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section	6.8 Corporate Trustee Required; Eligibility; Conflicting Interests.

(a) There shall be at all times a Trustee hereunder which shall be subject to and comply with the provisions of Section 310(a)(1) of the Trust Indenture Act and shall have a combined capital and surplus of at least $50,000,000. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 6.8, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b) The Trustee shall be subject to and comply with TIA Section 310(b).

Section 6.9 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b) The Trustee may resign at any time by giving 30 days’ written notice thereof to the Company and without assigning any reason thereto or being responsible for any costs or expenses occasioned thereby. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (in the case of Global Securities, as evidenced in writing to the Trustee by the relevant Depositary or Euroclear or Clearstream), or

(2) the Trustee shall cease to be eligible under Section 6.8(a) and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (in the case of Global Securities, as evidenced in writing to the Trustee by the relevant Depositary or Euroclear or Clearstream), or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by a Board Resolution of the Company, may remove the Trustee or (B) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months, (in the case of Global Securities, as evidenced in writing to the Trustee by the relevant Depositary or Euroclear or Clearstream), may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of the Company, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months, (in the case of Global Securities as evidenced in writing to the Trustee by the relevant Depositary or Euroclear or Clearstream), may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 1.5. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(g) The retiring Trustee shall not be liable for any of the acts or omissions of any successor Trustee appointed hereunder.

Section 6.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its fees, costs, expenses, charges and any other amounts owed to it hereunder, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and cash held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business. Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.12 Trustee Acting in Other Capacities. To the extent that the Trustee or any other Person appointed hereunder as Trustee or Paying Agent is acting as Registrar, Common Depositary, Depositary or Paying Agent hereunder, the rights, privileges, immunities and indemnities set forth in this Article shall apply to the Trustee in the additional capacities listed above.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1 Disclosure of Names and Addresses of Holders. Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 3.12, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 7.2 Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

Section 7.3 Reports by Company. The Company shall file with the Trustee and deliver to the Holders of Securities the reports and other information required to be provided by it pursuant to Section 10.5.

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.1 Company May Consolidate, etc., Only on Certain Terms. The Company shall not (a) consolidate with or merge into any other Person or Persons or (b) directly or indirectly, sell, lease, convey or transfer all or substantially all of the Company’s assets (computed on a Consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

(a) either (1) the Company is the continuing entity or (2) the resulting, surviving or transferee entity is an Entity organized and existing under the laws of United States of America, any state of the United States or the District of Columbia, or any member of the European Economic Area or Switzerland and expressly assumes by supplemental indenture the obligations of the Company in connection with the Securities and this Indenture;

(b) no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in form attached hereto as Exhibits F and G respectively, stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.2 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company with or into, any other Entity or any sale, lease, conveyance or transfer of all or substantially all of the Company’s assets (computed on a Consolidated basis) in accordance with Section 8.1, the successor Entity formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and, in the event of any such conveyance or transfer (except in the case of a lease), the Company shall be discharged of all obligations under this Indenture and the Securities.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1 Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form and substance satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities or to comply with Section 12.12; or

(b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

(c) to add any additional Events of Default; or

(d) to provide for uncertificated Securities in addition to or in place of Certificated Securities; or

(e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.10; or

(f) to cure any ambiguity, defect or inconsistency; or

(g) to provide for collateral securing the Company’s obligations under this Indenture and the Securities; or

(h) to comply with the provisions of the Clearing Systems or the Trustee with respect to the provisions of this Indenture or the Securities relating to transfers and exchanges of Securities; or

(i) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA; or

(j) to make any other change that does not materially and adversely affect the rights of any Holder.

Section 9.2 Indentures with Consent of Holders. With the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities), the Company, when authorized by a Board Resolution of the Company, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such modification shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) change the Stated Maturity of any Security, or reduce the principal amount thereof or the rate of interest, or change the place of payment where, or the currency in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or reduce the Change of Control Purchase Price after the corresponding Change of Control has occurred, or

(b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture, or

(c) modify provisions with respect to modification or waiver (including waiver of Events of Default), except to increase the percentage required for such modification or waiver or to provide for the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for the consent of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

Section 9.3 Execution of Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is permitted by this Indenture and an Officers’ Certificate stating that all conditions precedent to the execution of such supplemental indenture have been fulfilled. The Trustee shall sign any supplemental indenture authorized pursuant to this Article, provided that the Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4 Effect of Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform as a matter of contract or law to the requirements of the Trust Indenture Act as then in effect.

Section 9.6 Reference in Securities to Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation in form approved by the Trustee and the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities. Failure to make the appropriate notation or to issue a new Security or Securities shall not affect the validity and effect of such supplemental indenture.

Section 9.7 Notice of Indentures. Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.5, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of such supplemental indenture.

ARTICLE X

COVENANTS

Section 10.1 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, interest, Liquidated Damages, if any, Change of Control Purchase Price, Conversion Obligation, Put Price or Redemption Price due to be paid on the Securities shall be considered paid on the applicable due date therefore if the Trustee or the Paying Agent (other than the Company) holds by 11:00 a.m., New York City time, on that date, in accordance with this Indenture, cash or securities, if expressly permitted hereunder, sufficient to pay all such amounts then due.

Section 10.2 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company hereby initially appoints and designates the Trustee at its address set forth in Section 1.4 hereof as its office or agency in the Borough of Manhattan, The City of New York for such purposes.

The Company may also from time to time designate one or more other offices or agencies (in or outside of the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 10.3 Cash for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of principal, if any, interest, Liquidated Damages, if any, Change of Control Purchase Price, Conversion Obligation, Put Price or Redemption Price due to be paid on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum of cash or securities, if expressly permitted hereunder, sufficient to pay the amount in cash so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Securities, it shall, on or before each due date of principal, if any, interest. Liquidated Damages, if any, Change of Control Purchase Price, Conversion Obligation, Put Price or Redemption Price due to be paid on any Securities, deposit with a Paying Agent a sum of cash or securities, if expressly permitted hereunder, sufficient to pay the amount in cash so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.3, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal, premium, if any, interest, Liquidated Damages, if any, Change of Control Purchase Price, Conversion Obligation, Put Price or Redemption Price due to be paid on any Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company in the making of any payment of principal, premium, if any, interest, Liquidated Damages, if any, Change of Control Purchase Price, Conversion Obligation, Put Price or Redemption Price due to be paid on any Securities of which it is aware;

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith act under the direction of the Trustee and pay to the Trustee all sums so held in trust by such Paying Agent; and

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(d) indemnify the Trustee and its officers, directors, employees and agents against any loss, cost or liability caused by, or incurred as a result of, such Paying Agent’s acts or omissions.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any cash or securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal, premium, if any, interest, Liquidated Damages, if any, Change of Control Purchase Price, Conversion Obligation, Put Price or Redemption Price due to be paid on any Securities and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured, general creditors, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.4 Corporate Existence. Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.5 Provision of Financial Statements. For so long as any Securities remain Outstanding, whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will deliver to the Trustee and to each Holder and to prospective purchasers of Securities identified to the Company, within 15 days after the Company is or would have been (if the Company were subject to such reporting obligations) required to file such with the SEC, such annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company’s certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management’s discussion and analysis of financial condition and results of operations that would be so required, but excluding any certification required by

Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 10.6 Statement by Officers as to Default. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate as to whether or not the Company, to his or her knowledge, is in Default in the performance or observance of any of the terms, provisions and conditions hereof, specifying any known Default.

Section 10.7 Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to Holders of Securities pursuant to the Registration Rights Agreement, the Company will provide written notice (a “Liquidated Damages Notice”) to the Trustee of its obligation to pay Liquidated Damages no later than 15 days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Liquidated Damages, or with respect to the nature, extent, or calculation of the amount of Liquidated Damages owed, or with respect to the method employed in such calculation of the Liquidated Damages.

ARTICLE XI

REDEMPTION OF SECURITIES

Section 11.1 Right of Redemption.

(a) Optional Redemption of Securities. Prior to April 20, 2011, the Securities will not be redeemable. Subject to the further provisions of this Article and paragraph 5 of the Securities, on and after April 20, 2011, the Company, at its option, may redeem the Securities, in whole or in part, for cash at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest thereon (and Liquidated Damages, if any) to, but excluding, the Redemption Date. Notice of any redemption will be sent at least 15 days and not more than 60 days prior to the Redemption Date fixed by the Company, to the Trustee, to the Paying Agent and to the Holder of each Security to be redeemed in the manner provided for in Section 1.5.

(b) Mandatory Redemption. The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Securities.

Section 11.2 Applicability of Article. Redemption of Securities, at the election of the Company as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 11.3 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 11.1 shall be evidenced by a Board Resolution of the Company. In case of any redemption at the election of the Company, the Company shall, at least 25 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11.4.

Section 11.4 Selection by Trustee of Securities to be Redeemed. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected at least 15 but not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption on a pro rata basis; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than €1,000.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

If any Security selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection. Nothing in this Section 11.4 shall alter the right of any Holder to convert any Security pursuant to Article Twelve before the termination of the conversion right with respect thereto.

Section 11.5 Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 1.5 not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

Each notice of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) the then current Conversion Price,

(d) the name and address of the Paying Agent and Conversion Agent,

(e) that the Securities called for redemption may be converted at any time until the close of business on the day that is two Business Days prior to the Redemption Date,

(f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities and Article Twelve of this Indenture,

(g) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amount) of the particular Securities to be redeemed,

(h) in case any Security is to be redeemed in part only, that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(i) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

(j) the place or places where such Securities are to be presented and surrendered for payment of the Redemption Price and accrued interest, if any, and

(k) the “ISIN” or “Common Code” numbers, if any, of the Securities to be redeemed.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Common Depositary and the Clearing Systems applicable to redemptions. Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.6 Deposit of Redemption Price. Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of cash (in immediately available Euro funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all the Securities that are to be redeemed on that date, other than Securities or portions of Securities called for redemption, which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Trustee or the Paying Agent, as the case may be, shall as promptly as practicable return to the Company any cash, with interest, if any, thereon not required for that purpose because of conversion of Securities pursuant to Article Twelve. If such cash is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose, it shall be discharged from such trust.

Section 11.7 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, after the Trustee or a Paying Agent holds cash sufficient to pay the Redemption Price (or, if the Company is acting as its own Paying Agent, unless the Company shall default in the payment of the Redemption Price), all the Securities so to be redeemed on the Redemption Date, except for Securities that are converted in accordance with the terms of this Indenture, shall, immediately after the Redemption Date, cease to be Outstanding, interest (and Liquidated Damages, if any) shall cease to accrue and all rights of the Holders thereof shall cease, except for the right of Holders to receive the Redemption Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.7. If any Security called for redemption shall not be so paid after surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the interest rate borne by the Securities.

Section 11.8 Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the office of the Paying Agent or at the office or agency of the Company maintained for such purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.

ARTICLE XII

CONVERSION

Section 12.1 Conversion Privilege.

(a) Subject to the further provisions of this Article (including, without limitation, the provisions of Section 12.3) and paragraph 8 of the Securities, each Holder shall have the right, at such Holder’s option, to convert the principal amount of any such Securities, or any portion of such principal amount, which is €1,000 or an integral multiple thereof, at the Conversion Price then in effect into shares of Class A Common Stock, in the following circumstances:

(1) (A) during any calendar quarter (the “Quarter”) commencing after March 31, 2004, if (i) the product of (x) the Closing Sale Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter preceding the Quarter in which the conversion occurs and (y) the Currency Rate on each such day exceeds (ii) 130% of the Conversion Price per share of Class A Common Stock on that thirtieth Trading Day and (B) the Holder has surrendered the Holder’s Securities for conversion during the following Quarter; or

(2) (A) the Company has issued a notice of redemption pursuant to Section 11.1 as to any of the Holder’s Securities and (B) the Holder has surrendered the Holder’s Securities as to which such notice was issued for conversion prior to the close of business on the second Business Day immediately preceding the Redemption Date; or

(3) (A) during the five consecutive Trading Day period immediately following any ten consecutive Trading Day period in which the Trading Price of the Securities (as determined in accordance with the procedures set forth in Section 12.1(b)(2)) for each Trading Day of such period was less than 100% of the Conversion Value of the Securities on the same Trading Day and (B) the Holder has surrendered the Holder’s Securities for conversion during such five consecutive Trading Day period prior to the close of business on that fifth Trading Day; or

(4) (A) the Company distributes to all holders of Class A Common Stock (i) rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of the distribution, shares of Class A Common Stock at less than the Closing Sale Price on the Trading Day immediately preceding the declaration date of such distribution or (ii) cash or other assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value (as determined by the Board of Directors of the Company, which determination shall be conclusive evidence of such value) exceeding 10% of the Closing Sale Price on the Trading Day immediately preceding the declaration date of such distribution and (B) the Holder has surrendered the Holder’s Securities for conversion within the time period therefor set forth in Section 12.1(b)(3); or

(5) (A) the Company becomes a party to a consolidation, merger, binding share exchange or sale of all or substantially all of its assets, in each case, pursuant to which the Class A Common Stock would be converted into cash, securities or other property unless at least 90% of the consideration (excluding cash payments for fractional share interests and cash payments pursuant to dissenters’ rights) in such transaction consists of Common Stock, American Depositary Shares or other certificates representing Equity Interests traded on a United States national securities exchange or quoted on the Nasdaq Stock Market, or will be so traded or quoted when issued or exchanged in connection with such transaction, and as a result of such transaction or transactions the Securities become convertible into such publicly traded securities and (B) the Holder has surrendered the Holder’s Securities for conversion within the time period specified in Section 12.1(b)(4).

(b) (1) In connection with Section 12.1(a)(1), at the end of each Quarter the Conversion Agent shall, on the Company’s behalf, determine whether the Securities are convertible in the subsequent Quarter pursuant to Section 12.1(a)(1), and promptly notify the Holders in the manner provided for in Section 1.5 if the Securities are convertible.

(2) In connection with Section 12.1(a)(3), the Conversion Agent shall, on the Company’s behalf and on Company Request, determine the Trading Price of the Securities and whether the Securities are convertible pursuant to Section 12.1(a)(3), and promptly notify the Holders in the manner provided in Section 1.5 if the Securities are convertible. The Company shall have no obligation to make such Company Request to the Conversion Agent, unless one or more Holders of Securities shall have provided the Company with reasonable evidence that the Trading Price of the Securities is less than 100% of the Conversion Value of the Securities; at which time the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on the Trading Day immediately following the Trading Day on which the Company shall have been provided such evidence and on each successive Trading Day until the Trading Price of the Securities is equal to or greater than 100% of the Conversion Value of the Securities.

(3) In the case of a distribution described under Section 12.1(a)(4), the Company shall notify Holders of Securities at least 20 days prior to the earlier of the Event Record Date and the Ex-Dividend Date for such distribution (the “Distribution Notice”). After the Company has given the Distribution Notice, Holders may surrender their Securities for conversion, in whole or in part, at any time until the close of business on the earlier of the Business Day immediately prior to the Event Record Date and the date of the Company’s announcement that such distribution will not take place. Notwithstanding the foregoing, Holders shall not have a right to convert their Securities under Section 12.1(a)(4), if they have a right to participate in the distribution without conversion. For this purpose, an adjustment to the Conversion Price does not constitute participation in the distribution.

(4) In the case of a transaction described under Section 12.1(a)(5), the Company will notify Holders at least 20 days prior to the anticipated effective date of such transaction (the “Merger Notice”). After the Company has given the Merger Notice, Holders may surrender Securities for conversion at any time from and after the open of business on the day 15 days prior to the anticipated effective date of the transaction until the close of business on the earlier of the effective date of the transaction and the date of the Company’s announcement that the transaction will not take place. If the transaction also constitutes a Change of Control, the period during which Holders may convert their Securities shall be extended until the close of business on the second Business Day prior to the Change of Control Purchase Date. If a Holder has delivered a Change of Control Election Notice with respect to any Securities, the Holder may not surrender those Securities for conversion until the Holder has withdrawn the Change of Control Election Notice in accordance with Section 13.2(g).

(c) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security whether so stated.

Section 12.2 Conversion Procedure. Each Security shall be convertible at the office of the Conversion Agent into, at the Company’s option, pursuant to Section 12.2(b), fully paid and nonassessable shares of Class A Common Stock, cash or a combination of shares of Class A Common Stock and cash.

(a) In order to exercise the conversion right with respect to any interest in Securities represented by Global Securities, Participants of the Clearing Systems shall complete the appropriate instruction form for conversion pursuant to the Common Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company, the Trustee or the Conversion Agent, and pay the funds, if any, required by this Section 12.2 and any transfer taxes if required pursuant to Section 12.7. In respect of

Certificated Securities, in order to exercise the conversion right with respect to such Certificated Security, the Holder shall:

(1) complete and manually sign a conversion notice in the form available from the Conversion Agent (the “Conversion Notice”), or complete and manually sign a facsimile of the Conversion Notice and deliver such Conversion Notice to the Conversion Agent;

(2) surrender the Certificated Security to the Conversion Agent;

(3) furnish appropriate endorsement and transfer documents if required by the Company; and

(4) pay the funds, if any, required by this Section 12.2 and any transfer taxes if required pursuant to Section 12.7.

The Conversion Notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Class A Common Stock, which shall be issuable on such conversion, shall be issued, if applicable. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the Holder of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or the Holder’s duly authorized attorney. The delivery of a Conversion Notice shall be irrevocable.

The date on which the Holder satisfies all of the requirements for conversion of a particular Security as set forth in this Article is referred to as the “Conversion Date” for that Security. The Company shall settle the conversion of a Security after the Conversion Date within the period described under Section 12.3(b).

If a Holder converts more than one Security at the same time, the number of shares of Class A Common Stock issuable upon the conversion (and any cash paid in lieu of fractional share interests pursuant to Section 12.4) shall be based on the total principal amount of Securities surrendered for conversion by such Holder for such Conversion Date (subject to adjustment to reflect the exercise by the Company of its option to deliver cash in lieu of shares pursuant to Section 12.3).

(b) If the Holder’s Security has any accrued and unpaid interest (or Liquidated Damages, if any) thereon at the time of conversion of that Security, the Holder thereof shall not receive any additional payment in respect of such accrued and unpaid interest (or Liquidated Damages, if any) and the Company shall not adjust the Conversion Price of the Holder’s Security to account for such interest (or Liquidated Damages, if any). Any such accrued and unpaid interest (or Liquidated Damages, if any) shall be deemed first paid in cash and, to the extent necessary, any remaining accrued and unpaid interest (or Liquidated Damages, if any) shall be deemed paid in Class A Common Stock. Delivery of the shares or cash or both payable by the Company in satisfaction of the Holder’s conversion right shall be deemed to satisfy the Company’s obligation to pay the principal amount of that Security and to satisfy the Company’s obligation to pay accrued and unpaid interest (and Liquidated Damages, if any) attributable to the period from the most recent Interest Payment Date through the Conversion Date. As a result, unpaid interest (and Liquidated Damages, if any) in respect of that Security through the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(1) If a Holder surrenders the Holder’s Security for conversion between the close of business on any Regular Record Date for the payment of an installment of interest and the opening of business on the related Interest Payment Date, the Holder shall deliver payment to the Company in Euro in an amount equal to the interest (and Liquidated Damages, if any) payable on that Interest Payment Date on the principal amount to be converted together with the Security being surrendered for conversion.

Section 12.3 Conversion Settlement Options.

(a) Upon conversion of any Security, the Company shall satisfy its conversion obligation (the “Conversion Obligation”) by delivering to the Holder, at the Company’s option, either (i) shares of Class A Common Stock, (ii) cash or (iii) a combination of cash and shares of Class A Common Stock (each a “Settlement Method”), as follows:

(1) If the Company elects to satisfy the Conversion Obligation entirely in shares of Class A Common Stock, then it shall deliver to the Holder a number of shares of Class A Common Stock equal to the aggregate principal amount of the Securities to which the Holder has exercised the Holder’s conversion privilege pursuant to this Article divided by the Conversion Price on the Conversion Date (“Share Settlement”).

(2) If the Company elects to satisfy the Conversion Obligation entirely in cash (“Cash Settlement”), then the Company shall deliver to the Holder cash in an amount equal to the product of (A) a number equal to the aggregate principal amount of Securities to which the Holder has exercised the Holder’s conversion privilege pursuant to this Article divided by the Conversion Price on the Conversion Date, and (B) the arithmetic mean of the Volume Weighted Average Prices of Class A Common Stock on each Trading Day during the Cash Settlement Averaging Period determined after converting such prices to Euro by multiplying each such price by the Currency Rate on the applicable Trading Day.

(3) If the Company elects to satisfy a portion of the Conversion Obligation in cash (the “Partial Cash Amount”) and a portion in shares of Class A Common Stock, then the Company shall deliver to the Holder such Partial Cash Amount plus a number of shares of Class A Common Stock equal to (A) the amount of Cash Settlement as calculated in accordance with Section 12.3(a)(2) minus such Partial Cash Amount, divided by (B) the arithmetic mean of the Volume Weighted Average Prices of Class A Common Stock on each Trading Day during the Cash Settlement Averaging Period determined after converting such prices to Euro by multiplying each such price by the Currency Rate on the applicable Trading Day (“Combined Settlement”).

Notwithstanding anything to the contrary in this Article, if an Event of Default as described under Section 5.1 (other than a Default in a cash payment upon conversion of the Securities), has occurred and is continuing, the Company may not pay cash upon conversion of any Security or portion of a Security (other than cash in lieu of fractional share interests pursuant to Section 12.4).

(b) If the Company elects to satisfy the Conversion Obligation by Cash Settlement or Combined Settlement, then the Company shall notify each Holder of Securities in the manner provided for in Section 1.5 of the percentage or amount to be satisfied in cash at any time on or prior to the date that is two Business Days following receipt of the Holder’s Conversion Notice. Share Settlement shall apply automatically if the Company does not choose another Settlement Method. If the Company elects Share Settlement or Share Settlement automatically applies, the delivery of shares of Class A Common Stock (and cash in lieu of any fractional share interest pursuant to Section 12.4) shall occur on or prior to the third Trading Day after the Conversion Date. If the Company elects Cash Settlement or Combined Settlement, delivery of cash or cash and shares of Class A Common Stock, respectively, shall occur on or prior to the third Trading Day after the last day of the applicable Cash Settlement Averaging Period. If any day for settlement in respect of the Securities is not a Business Day, such settlement will not be made until the next following Business Day, and no interest or other payment shall be paid in respect of the delay in such settlement.

(c) Subject to compliance with any restrictions on transfer, if shares of Class A Common Stock are issuable on conversion and are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Securities (or portion thereof) so converted), the Company shall issue and shall deliver to such Holder at the office of the Conversion Agent, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such Securities or portion thereof in accordance with the provisions of this Article (unless the Holder holds Securities in book-entry form with the Clearing Systems, then the shares of Class A Common Stock shall be delivered in accordance with the customary practices of the Clearing Systems) and a check or cash in respect of any fractional interest in respect of a share of Class A Common Stock arising upon such conversion, as provided in Section 12.4. In case any Securities of a denomination greater than €1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to the Holder, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

The Person in whose name the certificate in respect of shares of Class A Common Stock is registered shall be deemed to be a stockholder of record of the Company at the close of business on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Class A Common Stock upon such conversion as the record holder or holders of such shares of Class A Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Class A Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

(d) Except as otherwise provided in Section 12.5, the Company shall not make any payment or other adjustment for dividends on any Class A Common Stock issued upon conversion of the Securities.

(e) Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(f) Each stock certificate representing Class A Common Stock issued upon conversion of the Securities that are Restricted Securities shall bear the legend in substantially the form of Exhibit B hereto, unless that Class A Common Stock issued upon conversion of the Securities shall be issued at any time when a registration statement with respect thereto shall be effective and not withdrawn or suspended.

Section 12.4 Fractional Shares. The Company will not issue fractional shares of Class A Common Stock upon conversion of Securities. To the extent a Holder would otherwise be entitled to a fractional share interest, the Company shall pay cash in lieu of such fractional share interest. The amount of cash in lieu to be paid shall be determined by multiplying (a) the product of the Closing Sale Price on the Trading Day immediately prior to the Conversion Date and the Currency Rate on such Trading Day by (b) such fractional share interest, and rounding the product to the nearest whole Euro cent, with one-half cent being rounded upward.

Section	12.5 Adjustment of Conversion Price.

The Conversion Price shall be adjusted from time to time by the Company as follows (without duplication):

(a) In case the Company shall, at any time or from time to time, while any of the Securities are Outstanding, pay a dividend or make a distribution in shares of Class A Common Stock on its shares of Class A Common Stock, then the Conversion Price in effect at the opening of business on the date following the Event Record Date for such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, (1) the numerator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on such Event Record Date, and (2) the denominator of which shall be the sum of such number of shares of Class A Common Stock and the total number of shares constituting such dividend or other distribution. Such reduction shall be effective immediately prior to the opening of business on the day following such Event Record Date. If any dividend or distribution of the type described in this Section 12.5(a) is declared but not so paid or made, the

Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall, at any time or from time to time while any of the Securities are Outstanding, subdivide its outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Securities are Outstanding, combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased. In each such case, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately prior to such subdivision or combination and the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately after giving effect to such subdivision or combination. Such reduction or increase, as the case may be, shall become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall, at any time or from time to time while any of the Securities are Outstanding, issue to all holders of its outstanding Class A Common Stock rights or warrants (excluding rights or warrants referred to in Section 12.5(d)(2)) entitling such holders to subscribe for or purchase (for a period of not more than 60 days after the date of such issuance) shares of Class A Common Stock (or securities convertible into Class A Common Stock) at a price per-share or a conversion price per share less than the Closing Sale Price on the Event Record Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date of the date of announcement of such issuance by a fraction, (1) the numerator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the Event Record Date, plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Class A Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such Closing Sale Price on the Event Record Date (determined by multiplying such total number of shares of Class A Common Stock so offered by the exercise price of such rights or warrants (or the aggregate conversion price of the convertible securities so offered) and dividing the product so obtained by such Closing Sale Price) and (2) the denominator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the Event Record Date plus the total number of additional shares of Class A Common Stock offered for subscription or purchase (or into which convertible securities so offered are convertible). Such adjustment shall become effective immediately prior to the opening of business on the day following the Event Record Date.

To the extent that shares of Class A Common Stock (or securities convertible into shares of Class A Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Class A Common Stock (or securities convertible into shares of Class A Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the Event Record Date with respect to such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Class A Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors of the Company.

(d) In case the Company shall, at any time or from time to time while the Securities are Outstanding, by dividend or otherwise, distribute to all holders of its Class A Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 12.5(a) applies) or evidences of its indebtedness or other non-cash assets or rights or warrants (including securities, but excluding, any rights or warrants referred to in Section 12.5(c) or 12.5(d)(2), and any dividend or distribution paid exclusively in cash referred to in Sections 12.5(e)) (any of the foregoing hereinafter in this Section 12.5(d) called the “Distributed Securities”), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect at the opening of business on the Event Record Date with respect to such distribution by a fraction, (A) the numerator of which shall be the Current Market Price on such Event Record Date less the fair market value (as determined by the Board of Directors of the Company and described in a Board Resolution of the Company), on such Event Record Date of the portion of the Distributed Securities so distributed applicable to one share of Class A Common Stock, and (B) the denominator of which shall be the Current Market Price on the Event Record Date. Such reduction shall become effective immediately prior to the opening of business on the day following such Event Record Date. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this Section 12.5(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price. If such distribution is not so made, the Conversion Price shall be adjusted to be the Conversion Price that would then be in effect if such distribution had not been declared. If such distribution includes rights or warrants and any of such rights or warrants are not exercised, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of rights or warrants that were exercised.

(1) Each share of Class A Common Stock issued upon conversion of the Securities pursuant to this Article shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, if any, as may be provided by the terms of any stockholder rights plan adopted by the Company (notwithstanding the occurrence of an event causing such rights to separate from the Class A Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a stockholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of Section 12.5(c) or Section 12.5(d)(1).

(2) For purposes of this Section 12.5(d) and Section 12.5(a), 12.5(b), and 12.5(c), any dividend or distribution to which this Section 12.5(d) is applicable that also includes (A) shares of Class A Common Stock, (B) rights or warrants to subscribe for or purchase shares of Class A Common Stock or securities convertible into Class A Common Stock to which Section 12.5(c) applies (or any combination thereof), or (C) a subdivision or combination of shares of Class A Common Stock to which Section 12.5(b) applies or shall be deemed instead to be:

(A) a dividend or distribution of the evidences of indebtedness, assets, shares of Capital Stock, rights or warrants, other than such shares of Class A Common Stock, such rights or warrants or securities convertible into Class A Common Stock or such subdivision or combination to which Section 12.5(a), 12.5(b), and 12.5(c) apply, respectively (and any Conversion Price reduction required by this Section 12.5(d) with respect to such dividend or distribution shall then be made), immediately followed by,

(B) dividend or distribution of such shares of Class A Common Stock, such rights or warrants or securities convertible into or exercisable or exchangeable for Class A Common Stock or such subdivision or combination (and any further Conversion Price reduction required by Section 12.5(a), 12.5(b), and 12.5(c) with respect to such dividend or distribution shall then be made), except:

(i) the Event Record Date for such dividend or distribution shall be substituted as (x) ”the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 12.5(b) and (y) ”the Event Record Date with respect to such rights or warrants” within the meaning of Section 12.5(c); and

(ii) any shares of Class A Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on such Event Record Date” within the meaning of Section 12.5(a) and any reduction or increase in the number of shares of Class A Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(e) In case of a dividend or distribution to all holders of Class A Common Stock of cash, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the opening of business on the Event Record Date with respect to such dividend or distribution by a fraction, (1) the numerator of which shall be the average of the Volume Weighted Average Prices for the three consecutive Trading Days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution minus the full amount of such dividend or distribution per share of Class A Common Stock and (2) the denominator shall be such average of the Volume Weighted Average Prices. Such reduction shall become effective immediately prior to the opening of business on the day following such Event Record Date; provided, that no adjustment to the Conversion Price shall be made pursuant to this Section 12.5(e) if the Company provides the Holders of Securities will participate in such dividend or distribution on an as-converted basis without conversion; and provided, further, that an adjustment to the Conversion Price shall be made pursuant to this Section 12.5(e) only to the extent that, after giving effect to such adjustment, the Conversion Price shall not be less than €6.9024 (the “Conversion Floor”, which Conversion Floor shall be adjusted only upon the occurrence of the events and in the manner described in Sections 12.5(a) and 12.5(b)). If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend had not been declared.

(f) In the case of the purchase of Class A Common Stock pursuant to a tender offer made by the Company or any of its Subsidiaries to the extent that the same involves per share consideration that exceeds the Closing Sale Price on the Trading Day on which the tender offer is announced, then immediately prior to the opening of business on the day after the expiration date of such tender offer (the “Expiration Date”), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction, (1) the numerator of which shall be the product of (A) the number of shares of Class A Common Stock outstanding (including any tendered shares) at the Expiration Date and (B) the Current Market Price on the Trading Day next succeeding the Expiration Date, and (2) the denominator of which shall be the sum of (A) the fair market value (as determined by the Board of Directors of the Company) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Date (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Class A Common Stock outstanding (less any Purchased Shares) at the Expiration Date and the Current Market Price on the Trading Day next succeeding the Expiration Date. Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Date; provided, that an adjustment to the Conversion Price shall be made pursuant to this Section 12.5(f) only to the extent that, after giving effect to such adjustment, the Conversion Price shall not be less than the Conversion Floor, which shall be adjusted only upon the occurrence of the events and in the manner described in Sections 12.5(a) and 12.5(b). In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 12.5(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.5(f).

(g) Subject to compliance with applicable stockholder approval rules set forth in Rule 4350 of the Nasdaq Market Place Rules, if applicable, and to the extent permitted by applicable law, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 Business Days, the decrease is irrevocable during the period and the Board of Directors of the Company shall have made a determination that such decrease would be in the best interests of the Company. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall notify Holders in the manner provided for in Section 1.5 of the decrease at least 15 days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(1) Subject to compliance with applicable stockholder approval rules set forth in Rule 4350 of the Nasdaq Market Place Rules, if applicable, and the Company may make such decreases in the Conversion Price, in addition to any adjustments required by this Section 12.5, as the Board of Directors of the Company considers to be advisable to avoid or diminish any income tax to holders of Class A Common Stock or rights to purchase Class A Common Stock in connection with any dividend or distribution of stock or from any event treated as such for income tax purposes.

(2) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall notify Holders in the manner provided for in Section 1.5 of such adjustment of the Conversion Price, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(3) In any case in which this Section 12.5 provides that an adjustment shall become effective immediately after an Event Record Date for an event, the Company may defer until the occurrence of such event (A) issuing to the Holder of any Securities converted after such Event Record Date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Class A Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12.4.

(4) For purposes of this Section 12.5, the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock so long as the Company does not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Company.

Section 12.6 No Adjustment. Notwithstanding anything to the contrary herein, no adjustments to the Conversion Price shall be made in the following circumstances.

(a) No adjustment to the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least one percent in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 12.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest one-ten thousandth of a Euro or to the nearest one-ten thousandth of a share, as the case may be.

(b) No adjustment need be made for a transaction referred to in Section 12.5, if Holders are to participate in the transaction on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of Class A Common Stock participate in the transaction. Such participation by Holders may include participation upon conversion; provided, that an adjustment shall be made at such time as the Holders are no longer entitled to participate.

(c) No adjustment need be made for rights to purchase Class A Common Stock or issuances of Class A Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

(d) No adjustment need be made for a change in the par value, a change from par value to no par value or a change from no par value to par value of the Class A Common Stock.

(e) To the extent that the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 12.7 Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any share of Class A Common Stock upon such conversion, unless such tax is due because the Holder requests that the shares be issued or delivered to a Person other than the Holder, in which case the Holder shall pay such tax. The Conversion Agent may refuse to deliver (or to execute instructions for book-entry transfer or delivery of) the certificates representing the Class A Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued or delivered to a Person other than the Holder. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 12.8 Company to Provide Stock.

(a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Class A Common Stock, a sufficient number of shares of Class A Common Stock to permit the conversion of all outstanding Securities into shares of Class A Common Stock.

(b) All shares of Class A Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued,

fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of Securities, if any, and will cause to have quoted such shares of Class A Common Stock on the Nasdaq National Market or other over-the-counter market or such other market on which the Class A Common Stock is then listed or quoted, if any; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Class A Common Stock until the first conversion of the Securities into Class A Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Class A Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange, if any, at such time.

Section 12.9 Deposit of Cash In Respect of Cash Settlement or Combined Settlement. If the Company shall have elected Cash Settlement or Combined Settlement in respect of any conversion hereunder, prior to 11:00 a.m., New York City time, on the Conversion Date therefor, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of cash (in respect of the cash portion of the Conversion Obligation and for fractional share interests, as the case may be) sufficient to satisfy the cash portion of its Conversion Obligation of all the Securities or portions thereof to be converted pursuant to this Article on that date. The Trustee or the Paying Agent, as the case may be, shall as promptly as practicable return to the Company any cash, with interest, if any, thereon not required for that purpose because of withdrawal of the Holder’s Conversion Notice. If such cash is then held by the Company or a Subsidiary or Affiliate of the Company in trust and is not required for such purpose, it shall be discharged from such trust. Cash deposited pursuant to this Section 12.9 shall be in immediately available Euro funds if deposited on such Conversion Date.

Section 12.10 Securities Convertible on Conversion Date. After the Trustee or the Paying Agent holds cash or shares of Class A Common Stock or both sufficient to satisfy the Company’s Conversion Obligation in respect of all the Securities validly tendered for conversion on the Conversion Date (or, if the Company is acting as its own Paying Agent, unless the Company shall default in the payment of the cash portion of such Conversion Obligation), then immediately after the Conversion Date, the Securities tendered for conversion shall cease to be Outstanding, interest (and Liquidated Damages, if any) on the Securities tendered for conversion shall cease to accrue and all rights of the Holders thereof shall cease, except for the right of Holders to receive the cash or shares of Class A Common Stock or such combination thereof that is to be received in respect of the satisfaction of such Conversion Obligation.

Section 12.11 Notice of Certain Transactions. In case of:

(a) any declaration of a dividend (or any other distribution) by the Company on the Class A Common Stock that would require an adjustment pursuant to Section 12.5; or

(b) any authorization by the Company of the granting to all holders of the Class A Common Stock of rights or warrants to subscribe for or purchase any share of any class of Capital Stock or any other rights or warrants; or

(c) any reclassification or reorganization of the Class A Common Stock of the Company (other than a subdivision or combination of its outstanding Class A Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities in the manner provided for in Section 1.5, as promptly as practicable, but in any event, at least 15 days prior to the applicable date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose taking such action, or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to the benefits of such action are to be determined, or (2) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 12.12 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Right. In case of:

(a) any reclassification or change of shares of Class A Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 12.5(b));

(b) any consolidation, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Entity and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 12.5(b)) in outstanding shares of Class A Common Stock; or

(c) any sale or conveyance of all or substantially all of the assets of the Company,

in each case, pursuant to which the Class A Common Stock is converted to cash, securities or other property; then (1) from and after the effective time of such reclassification, change, consolidation, merger, binding share exchange or sale, the right to convert the Securities into Class A Common Stock shall be changed into the right to convert the Securities into the kind and amount of cash, securities or other property that the Holders would have received if they had converted their Securities immediately prior to such reclassification, change, consolidation, merger, binding share exchange or sale and (2) the Company or the successor or purchasing Entity, as the case may be, shall execute with the Trustee a supplemental indenture providing that such Securities shall be convertible into the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange or sale by Holders of a number of shares of Class A Common Stock issuable upon conversion of their Securities immediately prior to such reclassification, change, consolidation, merger, binding share exchange or sale, assuming such holder of Class A Common Stock did not exercise his rights of election, if any, as to the kind or amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange or sale (provided, that if the kind or amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange or sale is not the same for each share of Class A Common Stock in respect of which such rights of election shall not have been exercised (“nonelecting share”), then for the purposes of this Section 12.12, the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange or sale for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, binding share exchange or sale, the cash, securities or other property receivable thereupon by a holder of Class A Common Stock includes cash, securities or other property of an Entity other than the successor or purchasing Entity, as the case may be, in such reclassification, change, consolidation, merger, binding share exchange or sale, then such supplemental indenture shall also be executed by such other Entity and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.

In the event the Company shall execute a supplemental indenture pursuant to this Section 12.12, the Company shall promptly file with the Trustee (1) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other property receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange or sale, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (2) an Opinion of Counsel that all conditions precedent in respect thereto have been complied with. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, in the manner provided in Section 1.5, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 12.12 shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges and sales. If this Section 12.12 applies to any event or occurrence, Section 12.5 shall not apply.

Section 12.13 Trustee’s Disclaimer. The Trustee or any other Conversion Agent shall have the duty to determine when an adjustment under this Article should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Section 12.12. The Trustee and any other Conversion Agent make no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article.

The Trustee and any Conversion Agent shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 12.12 but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee and the Conversion Agent pursuant to Section 12.12.

Section 12.14 Company Determination Final. Any determination that the Company or the Board of Directors of the Company must make pursuant to this Article shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution of the Company. Notwithstanding anything to the contrary in the preceding sentence, any determination that the Company must make pursuant to Section 12.1(b)(2) or in respect of the Trading Price of the Securities shall be conclusive if made in good faith and in accordance with the provisions of Section 12.1(b)(2), absent manifest error, and if made by at least one of the officers of the Company who is permitted to sign any Company Request pursuant to this Indenture.

ARTICLE XIII

OPTION TO REQUIRE PURCHASE

Section 13.1 Purchase of Securities on Specified Dates.

(a) Subject to the further provisions of this Article and paragraph 9 of the Securities, the Company shall purchase Securities on April 15, 2011, April 15, 2014 and April 15, 2019 (each, a “Purchase Date”), for a purchase price (the “Put Price”) in cash equal to 100% of the principal amount of the Securities being purchased, plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to, but excluding, such Purchase Date, at the option of the Holder thereof, upon:

(1) delivery to the Paying Agent or to the office or agency referred to in Section 10.2 by the Holder of a written notice of the Holder’s exercise of the purchase right (a “Purchase Notice”) so as to be received by the Paying Agent (or such office or agency referred to in Section 10.2) at any time from the opening of business on the date that is 20 Business Days prior to the applicable Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, stating:

(A) if certificated, the certificate numbers of the Holder’s Securities to be delivered for purchase;

(B) the aggregate principal amount of Securities to be purchased or a portion thereof, which portion shall be an integral multiple of €1,000 only; and

(C) that the Securities are to be purchased by the Company pursuant to the applicable provisions of this Indenture and paragraph 9 of the Securities;

(2) delivery of certificates, if any, evidencing such Securities, together with necessary endorsements, to the Paying Agent at the offices of the Paying Agent or to the office or agency referred to in Section 10.2, so as to be received by the Paying Agent (or such office or agency referred to in Section 10.2) by no later than the close of business on the Business Day prior to the applicable Purchase Date, such delivery being a condition to receipt by the Holder of the applicable Put Price therefor; provided, however, that such Put Price shall be so paid pursuant to this Section 13.1 only if the Security so delivered conforms in all respects to the description thereof in the related Purchase Notice. If such Securities are not in certificated form, the Holder must comply with appropriate procedures of the Clearing Systems so that book-entry transfer or delivery of such Securities to the Paying Agent occurs by no later than the close of business on the Business Day prior to the Purchase Date. The Company shall cause the Purchase Price to be paid promptly following the Purchase Date.

(b) A Holder may withdraw any Purchase Notice by delivering a written notice of withdrawal to the Paying Agent or to the office or agency referred to in Section 10.2 at any time prior to the close of business on the second Business Day prior to the Purchase Date, stating:

(1) if certificated, the certificate numbers of the Securities being withdrawn;

(2) the aggregate principal amount of the Securities being withdrawn; and

(3) the aggregate principal amount, if any, of the Securities that remain subject to the Purchase Notice, which shall be an integral multiple of €1,000 only.

If a Holder has delivered a Purchase Notice with respect to any Securities, the Holder may not surrender those Securities for conversion until the Holder has withdrawn the Purchase Notice. The Paying Agent shall promptly return to the respective Holders thereof any Securities with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture.

(c) On a date not less than 20 Business Days prior to each Purchase Date, the Company shall give notice to the Trustee, to the Paying Agent, which also acts as the Conversion Agent, and to each Holder of Securities in the manner provided for in Section 1.5, stating:

(1) the applicable Put Price and the then current Conversion Price;

(2) the name and address of the Paying Agent and the Conversion Agent and of the office or agency referred to in Section 10.2;

(3) the procedures that a Holder must follow to exercise rights under this Section 13.1 and satisfy the requirements specified in paragraph 9 of the Securities and a brief description of those rights and requirements;

(4) that Securities must be surrendered to the Paying Agent or to the office or agency referred to in Section 10.2 (or, if the Securities are not in certificated form, the Holder must comply with appropriate procedures of the Clearing Systems so that book-entry transfer or delivery of such Securities to the Paying Agent occurs) to collect payment;

(5) that Securities as to which a Purchase Notice has been given may be converted into Class A Common Stock if they are otherwise convertible only in accordance with Article Twelve and paragraph 8 of the Securities and if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(6) that the applicable Put Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the applicable Purchase Date and the time of surrender or book-entry transfer or delivery, as the case may be, of such Security, described in clause (5) above;

(7) briefly, the conversion rights of the Securities; and

(8) the procedures for withdrawing a Purchase Notice (including those specified under Section 13.1(b)).

If any of the Securities are to be purchased in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the procedures of the Common Depositary and the Clearing Systems applicable to purchases of the type specified in this Section 13.1. Notice under this Section 13.1(c) shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section	13.2 Purchase of Securities Upon Change of Control.

(a) Subject to the further provisions of this Article and paragraph 10 of the Securities, if a Change of Control has occurred, each Holder of the Securities may require that the Company purchase the Holder’s Securities, in whole or in part, on the date fixed by the Company (the “Change of Control Purchase Date”) that is not less than 35 and no more than 60 days after the Company gives notice of the Change of Control, at a purchase price (the “Change of Control Purchase Price”) equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest (and Liquidated Damages, if any) thereon to, but excluding, the Change of Control Purchase Date. Holders may require us to purchase the Securities in part in integral multiples of €1,000 only.

(b) A “Change of Control” will be deemed to have occurred if any of the following occurs:

(1) any merger or consolidation of the Company with or into any Person, any binding share exchange to which the Company is a party, or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company’s assets, on a Consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any person or group (other than the Permitted Holders) is or becomes the beneficial owner of more than 50% of the aggregate voting power of all outstanding classes of voting stock of the transferee(s) or surviving entity or entities and such person or group beneficially owns a greater percentage of such aggregate voting power than is at the time beneficially owned by the Permitted Holders, in the aggregate; or

(2) any person or group (other than the Permitted Holders) is or becomes the beneficial owner of more than 50% of the aggregate voting power of all outstanding classes of the Company’s voting stock and such person or group beneficially owns a greater percentage of such aggregate voting power than is at the time beneficially owned by the Permitted Holders, in the aggregate; provided, however, that a person or group shall not be deemed the beneficial owner of (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities the beneficial ownership of which (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation and (ii) is not then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

(3) any consolidation, merger, binding share exchange or sale of all or substantially all of the Company’s assets, in which less than 79% of the consideration (excluding cash payments for fractional share interests and cash payments pursuant to dissenters’ appraisal rights) received by the Company’s stockholders (other than the Permitted Holders) for their Class A Common Stock in the transaction consists of Common Stock, American Depositary Shares or other certificates representing equity interests traded on a United States national securities exchange or quoted on the Nasdaq Stock Market (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control) and as a result of such transaction or transactions the Securities become convertible into such consideration; or

(4) any person or group (including the Permitted Holders) is or becomes the beneficial owner of 100% of the aggregate voting power of all outstanding classes of the Company’s voting stock other than as a result of any consolidation, merger, binding share exchange or sale of all or substantially all of the Company’s assets in which 79% or more of the consideration (excluding cash payments for fractional share interests and cash payments pursuant to dissenters’ appraisal rights) received by the Company’s stockholders (other than the Permitted Holders) for their Class A Common Stock in the transaction consist of Common Stock, American Depositary Shares or other certificates representing equity interests traded on a United States national securities exchange or quoted on the Nasdaq Stock Market (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control) and as a result of such transaction or transactions the Securities become convertible into such publicly traded securities.

(c) Notwithstanding the foregoing provisions of this Section 13.2, a Change of Control shall not be deemed to have occurred if either:

(1) the Closing Sale Price of Class A Common Stock (converted to Euro by multiplying such price by the Currency Rate on the applicable Trading Days) for any five Trading Days during the ten Trading Days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect on such day; or

(2) in the case of a consolidation, merger, binding share exchange or sale of all or substantially all of assets of the Company, at least 90% of the consideration (excluding cash payments for fractional share interests and cash payments pursuant to dissenters’ appraisal rights) in the transaction constituting the Change of Control consists of Common Stock, American Depositary Shares or other certificates representing Equity Interests traded on a United States national securities exchange or quoted on the Nasdaq Stock Market (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control) and as a result of such transaction or transactions the Securities become convertible into such publicly traded securities.

(d) For purposes of this “Change of Control” definition the following terms shall have the following meanings:

(1) “Affiliated Persons” mean, with respect to (A) any specified Person that is not a natural person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and each of the officers, directors, partners, members and Persons performing similar functions of such other Person; (B) with respect to any specified Person that is a natural person, (i) such specified Person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (ii) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (i), and (iii) any company, partnership, trust or other entity or investment vehicle controlled by any of the Persons referred to in clause (i) or (ii) or the holdings of which are for the primary benefit of any of such Persons.

(2) A “beneficial owner” shall be determined in accordance with Rule 13d-3 and Rule 13d-5 under the Exchange Act, as in effect on the date of this Indenture, except that in determining the number of shares beneficially owned by any Person, all unissued shares shall be deemed issued and outstanding, and “beneficially own,” “beneficially owned” and “beneficial ownership” have meanings correlative to that of beneficial owner.

(3) “Exempt Person” when used with respect to any Person, means the Chief Executive Officer and each member of the Board of Directors of such Person.

(4) “Liberty” means Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; provided, that if a Transferee Parent becomes the beneficial owner of all or substantially all of the equity securities of the Company then beneficially owned by Liberty as to which Liberty has dispositive power, the term “Liberty” shall also mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets. “Transferee Parent” for this purpose means, in the event of any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of control) by Liberty of a Person or Persons (a “Transferred Person”) that hold equity securities of the Company beneficially owned by Liberty, such Transferred Person or its successor in such transaction or any ultimate parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) of such Transferred Person or its successor if immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person, successor or ultimate parent entity are beneficially owned by any combination of Liberty, Persons who prior to such transaction were beneficial owners of a majority of, or a majority of the voting power of, the outstanding voting securities of Liberty (or of any publicly traded class or series of voting securities of Liberty designed to track the economic performance of a specified group of assets or businesses) or Persons who are Control Persons as of the date of such transaction or the last transaction in such series. “Control Person” for this purpose means each of (A) the Chairman of the Board of Liberty, (B) the President of Liberty, (C) any Senior Vice President of Liberty, (D) each of the directors of Liberty and (E) the respective Affiliated Persons of the Persons referred to in clauses (A) through (D).

(5) “Permitted Holders” means any one or more of (A) Liberty, (B) each Exempt Person of Liberty and the Company as of the date of the Offering Memorandum and (C) each of the respective Affiliated Persons of the Persons referred to in clauses (A) and (B).

(6) “person” and “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

(7) “unissued shares” means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change of Control.

(e) On or prior to the date 30 days after the Change of Control has occurred, the Company shall give notice of the Change of Control (the “Change of Control Notice”) to the Trustee, to the Paying Agent and to each Holder of Securities in the manner provided for in Section 1.5, stating:

(1) briefly, the events that have result in a Change of Control and the date such Change in Control is deemed to have occurred for purposes to this Section 13.2;

(2) the Change of Control Purchase Price and the then current Conversion Price;

(3) whether the Company will pay the Change of Control Purchase Price of any Securities submitted to the Company for purchase in cash, shares of Class A Common Stock or a combination of cash and such shares, and the percentages or Euro amounts of each;

(4) the last date on which a Holder must deliver its Change of Control Exercise Notice and Securities to exercise the purchase right under this Section 13.2;

(5) the Change of Control Purchase Date,

(6) the name and address of the Paying Agent and the Conversion Agent and the office or agency referred to in Section 10.2;

(7) the procedures a Holder must follow to exercise rights under this Section 13.2 and satisfy the requirements specified in paragraph 10 of the Securities and a brief description of those rights and requirements;

(8) that Securities must be surrendered to the Paying Agent or to the office or agency referred to in Section 10.2 (or, if the Securities are not in certificated form, the Holder must comply with appropriate procedures of the Clearing Systems so that book-entry transfer or delivery of such Securities to the Paying Agent occurs) to collect payment;

(9) that Securities as to which a Change of Control Election Notice has been given may be converted into Class A Common Stock if they are otherwise convertible only in accordance with Article Twelve and paragraph 8 of the Securities and if the Change of Control Election Notice has been withdrawn by the Holder in accordance with the terms of this Indenture;

(10) that the Change of Control Purchase Price for any Security as to which a Change of Control Election Notice has been given and not withdrawn will be paid promptly following the Change of Control Purchase Date and the time of surrender or book-entry transfer or delivery, as the case may be, of such Securities as described in clause (8) above;

(11) briefly, the conversion rights of the Securities; and

(12) the procedures for withdrawing a Change of Control Election Notice (including those specified under Section 13.2(g)).

If any of the Securities are to be purchased in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the procedures of the Common Depositary and the Clearing Systems applicable to purchases of the type specified in this Section 13.2. Notice under this Section 13.2(e) shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

(f) To exercise the rights of a Holder specified in Section 13.2(a), the Holder of a Security shall:

(1) deliver, so as to be received by the Paying Agent or at the office or agency referred to in Section 10.2 no later than the close of business on the fifth Business Day prior to the Change of Control Purchase Date, a written notice (the “Change of Control Exercise Notice”) of the Holder’s exercise of those rights, stating:

(A) if certificated, the certificate numbers of the Holder’s Securities to be delivered for purchase;

(B) the aggregate principal amount of Securities to be purchased or a portion thereof, which portion shall be an integral multiple of €1,000 only; and

(C) that the Securities are to be purchased by the Company pursuant to the applicable provisions of this Indenture and paragraph 10 of the Securities; and

(2) deliver certificates, if any, evidencing such Securities, together with necessary endorsements, to the Paying Agent at the offices of the Paying Agent or to the office or agency referred to in Section 10.2, so as to be received by the Paying Agent (or such office or agency referred to in Section 10.2) by no later than the close of business on the Business Day prior to the Change of Control Purchase Date, such delivery being a condition to receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 13.2 only if the Security so delivered conforms in all respects to the description thereof in the related Change of Control Election Notice. If such Securities are not in certificated form, the Holder must comply with appropriate procedures of the Clearing Systems so that book-entry transfer or delivery of such Securities to the Paying Agent occurs by no later than the close of business on the Business Day prior to the Change of Control Purchase Date.

(g) A Holder may withdraw any Change of Control Election Notice by delivering a written notice of withdrawal to the Paying Agent or to the office or agency referred to in Section 10.2 at any time prior to the close of business on the second Business Day prior to the Change of Control Purchase Date, stating:

(1) if certificated, the certificate numbers of the Securities being withdrawn;

(2) the aggregate principal amount of the Securities being withdrawn; and

(3) the aggregate principal amount, if any, of the Securities that remain subject to the Change of Control Election Notice, which shall be an integral multiple of €1,000 only.

If a Holder has delivered a Change of Control Election Notice with respect to any Securities, the Holder may not surrender those Securities for conversion until the Holder has withdrawn the Change of Control Election Notice. The Paying Agent shall promptly return to the respective Holders thereof any Securities with respect to which a Change of Control Election Notice has been withdrawn in compliance with this Indenture.

Section 13.3 Change of Control Purchase Price Settlement Options.

(a) In connection with a purchase of Securities in accordance with Section 13.2 and subject to the provisions of this Section 13.3, the Company may elect to pay the Change of Control Purchase Price in cash, in shares of Class A Common Stock or in a combination of cash and such shares.

(b) If the Company elects to pay the Change of Control Purchase Price, in whole or in part, in shares of Class A Common Stock, the number of shares of Class A Common Stock deliverable upon purchase by the Company of the Securities shall be equal to the number obtained by dividing (1) the Change of Control Purchase Price per Security or portion thereof to which the election to deliver shares relates by (2) 97% of the arithmetic mean of the Volume Weighted Average Prices of Class A Common Stock on each Trading Day during the Share Settlement Averaging Period, determined after converting such prices to Euro by multiplying each such price by the Currency Rate on each applicable Trading Day. The “Share Settlement Averaging Period” shall be the 15 Trading Day period ending on the fourth Trading Day preceding the Change of Control Purchase Date. If there are fewer than 15 Trading Days during such Share Settlement Averaging Period, then the arithmetic mean of the Volume Weighted Average Prices of Class A Common Stock on each Trading Day during the Share Settlement Averaging Period will be calculated on the actual number of Trading Days during such period.

(c) The Company will pay the Change of Control Purchase Price on the Change of Control Purchase Date. If the Change of Control Purchase Date is not a Business Day, such payment will not be made until the next following Business Day, and no interest or other payment shall be paid in respect of the delay in such payment.

(d) Subject to compliance with any restrictions on transfer, if shares of Class A Common Stock are issued in respect of the payment of the Change of Control Purchase Price and are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Securities (or portion thereof) so purchased), the Company shall issue and shall deliver to such Holder at the office of the Paying Agent or the office or agency referred to in Section 10.2, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the purchase of such Securities or portion thereof in accordance with the provisions of this Article (unless the Holder holds Securities in book-entry form with the Clearing Systems, then the shares of Class A Common Stock shall be delivered in accordance with the customary practices of the Clearing Systems) and a check or cash in respect of any fractional interest in respect of a share of Class A Common Stock arising upon such purchase, as provided in Section 13.6. In case any Securities of a denomination greater than €1,000 shall be surrendered for partial purchase, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to the Holder, new Securities in authorized denominations in an aggregate principal amount equal to the unpurchased portion of the surrendered Securities.

If the Company elects to pay the Change of Control Purchase Price, in whole or in part, in shares of Class A Common Stock, the Person in whose name the certificate for shares of Class A Common Stock is registered shall be deemed to be a stockholder of record of the Company at the close of business on the Change of Control Purchase Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Class A Common Stock upon such purchase as the record holder or holders of such shares of Class A Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Class A Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Upon such purchase of a Security, such Person shall no longer be a Holder of such Security.

(e) Each Holder whose Securities are purchased pursuant to this Article shall receive the same percentage of cash or Class A Common Stock in payment of the Change of Control Purchase Price, except (1) as provided in Section 13.6 in respect of the payment of cash in lieu of fractional interest in respect of shares of Class A Common Stock or (2) if the Company is unable to purchase the Securities of a Holder or Holders for Class A Common Stock because any necessary qualifications or registrations of the Class A Common Stock under applicable securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid after the Company has given notice thereof to Holders pursuant to Section 13.2(e), except pursuant to this Section 13.3(e).

(f) (1) All shares of Class A Common Stock delivered on purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(2) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Class A Common Stock upon purchase of Securities, if any, and will cause to have quoted such shares of Class A Common Stock on the Nasdaq Stock Market or other over-the-counter market or such other market on which the Class A Common Stock is then listed or quoted, if any. Any Class A Common Stock issued upon purchase of a Security hereunder which at the time of purchase was a Restricted Security will also be a Restricted Security. Each stock certificate representing Class A Common Stock issued upon purchase of the Securities that are Restricted Securities shall bear the legend in substantially the form of Exhibit B hereto, unless that Class A Common Stock issued upon purchase of the Securities shall be issued at any time when a registration statement with respect thereto shall be effective and not withdrawn or suspended.

(g) Upon the purchase by the Company of an interest in Global Securities in accordance with this Article, the Trustee (or other Paying Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any purchases of Securities effected through any Paying Agent other than the Trustee.

Section 13.4 Deposit of Put Price and Change of Control Purchase Price.

(a) Prior to 11:00 a.m., New York City time, on any Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of cash sufficient to pay the Put Price of all the Securities or portions thereof to be purchased pursuant to Section 13.1 on that date, other than Securities or portions of Securities, which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted or withdrawn. The Trustee or the Paying Agent, as the case may be, shall as promptly as practicable return to the Company any cash, with interest, if any, thereon not required for that purpose because of conversion of Securities pursuant to Article Twelve or withdrawal of a Holder’s Purchase Notice, as the case may be. If such cash is then held by the Company or a Subsidiary or Affiliate of the Company in trust and are not required for such purpose, it shall be discharged from such trust. Cash deposited pursuant to this Section 13.4 shall be in immediately available Euro funds if deposited on such Purchase Date.

(b) Prior to 11:00 a.m., New York City time, on any Change of Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of cash (in respect of the cash portion of the Change of Control Purchase Price and for fractional share interests, as the case may be) or shares of Class A Common Stock, or any combination thereof, as the case may be, sufficient to pay the Change of Control Purchase Price of all the Securities or portions thereof to be purchased pursuant to Section 13.2 on that date, other than Securities or portions of Securities, which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted or withdrawn. The Trustee or the Paying Agent, as the case may be, shall as promptly as practicable return to the Company any cash, with interest, if any, thereon and shares, if any, not required for that purpose because of conversion of Securities pursuant to Article Twelve or withdrawal of a Holder’s Change of Control Election Notice, as the case may be. If such cash and shares are then held by the Company or a Subsidiary or Affiliate of the Company in trust and are not required for such purpose, it shall be discharged from such trust. No payment or adjustment will be made for dividends on the Class A Common Stock the record date for which occurred prior to the Change of Control Purchase Date. Cash deposited pursuant to this Section 13.4 shall be in immediately available Euro funds if deposited on such Change of Control Purchase Date, as the case may be.

Section	13.5 Securities Payable on Purchase Date and Change of Control Purchase Date.

(a) After the Trustee or the Paying Agent holds cash sufficient to pay the Put Price of all the Securities validly tendered for purchase on the applicable Purchase Date (or, if the Company is acting as its own Paying Agent, unless the Company shall default in the payment of the Put Price), then immediately after the Purchase Date, the Securities tendered for purchase shall cease to be Outstanding, interest (and Liquidated Damages, if any) on the Securities tendered for purchase shall cease to accrue and all rights of the Holders thereof shall cease, except for the right of Holders to receive the applicable Put Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to their terms and provisions of Section 3.7.

(b) After the Trustee or the Paying Agent holds cash or shares of Class A Common Stock or both sufficient to pay the Change of Control Purchase Price of all the Securities validly tendered for purchase on the Change of Control Purchase Date, as the case may be (or, if the Company is acting as its own Paying Agent, unless the Company shall default in the payment of the Change of Control Purchase Price), then immediately after the Change of Control Purchase Date, the Securities tendered for purchase shall cease to be Outstanding, interest (and Liquidated Damages, if any) on the Securities tendered for purchase shall cease to accrue and all rights of the Holders thereof shall cease, except for the right of Holders to receive the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to their terms and provisions of Section 3.7.

Section 13.6 Fractional Shares. The Company will not issue fractional shares of Class A Common Stock in payment of the Change of Control Purchase Price. To the extent a Holder would otherwise be entitled to a fractional share interest, the Company shall pay cash in lieu of such fractional share interest. The amount of cash in lieu to be paid shall be determined by multiplying (a) the product of (1) the Closing Sale Price on the Trading Day immediately prior to the Change of Control Purchase Date, and (2) the Currency Rate on such Trading Day by (b) such fractional share interest, and rounding the product to the nearest whole Euro cent, with one-half cent being rounded upward.

Section 13.7 Taxes on Payment in Shares. If a Holder of a Security is paid all or part of the Change of Control Purchase Price in shares of Class A Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Class A Common Stock. However, the Holder shall not pay any such tax that is due because the Holder requests the shares of Class A Common Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver (or to execute instructions for book-entry transfer or delivery of) the certificates representing the Class A Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax that will be due because the shares of Class A Common Stock are to be issued in name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 13.8 Compliance with Securities Laws. In connection with a Holder’s rights under Sections 13.1 and 13.2, the Company shall comply with all applicable laws, rules and regulations, including, if applicable, the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture described in Section 13.1 or 13.2, compliance by the Company with such laws and regulations shall not in and of itself cause a breach of the Company’s obligations described in Section 13.1 or 13.2, as the case may be.

Section 1.9 Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent or at the office or agency of the Company maintained for such purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal amount of the Security so surrendered.

Section 13.10 Company Determination Final; Third Party Purchase.

(a) Any determination that the Company or the Board of Directors of the Company must make pursuant to this Article shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution of the Company.

(b) Notwithstanding the foregoing provision of this Article, the Company shall not be required to purchase any Securities pursuant to Section 13.1 or 13.2, if a third party offers to purchase the Securities in a manner that would comply with the provisions described in this Article if the purchase were made by the Company and such third party purchases all Securities validly tendered and not withdrawn.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

UNITEDGLOBALCOM, INC.

By:	/s/ ELLEN P. SPANGLER

Name:	Ellen P. Spangler
Title:	Senior Vice President

THE BANK OF NEW YORK

By:	/s/ ALISON MITCHELL

Name:	Alison Mitchell
Title:	Assistant Treasurer